As filed with the Securities and Exchange Commission on September 5, 2003

                                          Registration Statement No. 333-_____
                                          Registration Statement No. 333-_____
                                          Registration Statement No. 333-_____
                                          Registration Statement No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                           __________________________

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           __________________________

  Exelon Corporation                           Exelon Capital Trust I
 (Exact name of registrant                     Exelon Capital Trust II
as specified in its charter)                   Exelon Capital Trust III
                                          (Exact name of registrant as
                                          specified in its Certificate of Trust)


          Pennsylvania                               Delaware
 (State or other jurisdiction of           (State or other jurisdiction of
 incorporation or organization)             incorporation or organization)


                                                      16-6545508
        23-2990190                                    16-6545509
                                                      16-6545510
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

10 South Dearborn Street        c/o Wachovia Trust Company, National Association
      37th Floor                              One Rodney Square
    P.O. Box 805379                       920 King Street, Suite 102
Chicago, Illinois 60680-5379                 Wilmington, DE 19801
   (312) 394-4321                              (302) 888-7536

(Address, including zip code,                (Address, including zip code,
 and telephone number, including              and telephone number, including
 area code of registrant's                    area code of registrant's
 principal executive offices)                 principal executive offices)




                                Robert S. Shapard
              Executive Vice President and Chief Financial Officer
                      10 South Dearborn Street - 37th Floor
                          Chicago, Illinois 60680-5379
                                 (312) 394-4321
                            http://www.exeloncorp.com
    (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
                        _________________________________

                                 With copies to:

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
        Randall E. Mehrberg, Esquire                 Todd D. Cutler, Esquire                    Robert C. Gerlach, Esquire
             Exelon Corporation                         Exelon Corporation                Ballard Spahr Andrews & Ingersoll, LLP
   10 South Dearborn Street - 37th Floor                2301 Market Street                    1735 Market Street, 51st Floor
              P.O. Box 805379                             P.O. Box 8699                      Philadelphia, Pennsylvania 19103
          Chicago, Illinois 60680                Philadelphia, Pennsylvania 19101                     (215) 665-8500
               (312) 394-4321                             (215) 841-4694


                        _________________________________



         Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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                                                     Calculation of Registration Fee

======================================================== ==================== ================= =================== ================
Title of each class of securities to be registered       Amount to be         Proposed          Proposed maximum    Amount of
                                                         registered(1)        maximum           aggregate offering  registration
                                                                              offering price    price(1) (2)        fee
                                                                              per unit(1) (2)
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Corporation debt securities
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Corporation common stock
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Corporation stock purchase contracts
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Corporation stock purchase units(3)
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Corporation preferred stock
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Corporation subordinated debt securities(4)
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Capital Trust I trust preferred securities
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Capital Trust II trust preferred securities
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Capital Trust III trust preferred securities
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Exelon Corporation guarantees with respect to Exelon
Capital Trust I, ExelonCapital Trust II and Exelon
Capital Trust III trust preferred securities(5)
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------
Total                                                      $1,000,000,000           100%          $1,000,000,000        $80,900
-------------------------------------------------------- -------------------- ----------------- ------------------- ----------------


(1) We are registering a presently indeterminate principal amount or number of (a) debt securities, shares of common stock, stock purchase contracts, stock purchase units, shares of preferred stock and subordinated debt securities which may be sold from time to time by Exelon Corporation and (b) trust preferred securities which may be sold from time to time by Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III and which will be guaranteed as set forth in the prospectus included in this registration statement by Exelon Corporation. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The aggregate public offering price of the securities registered hereby will not exceed $1,000,000,000 in United States dollars or the equivalent thereof in foreign currency or currency units.

(3) Each stock purchase unit consists of (a) a stock purchase contract under which the holder upon settlement will purchase an indeterminate number of shares of Exelon Corporation common stock and (b) debt obligations of Exelon Corporation registered under this registration statement or registration statement no. 333-57640 and/or a third-party, including U.S. Treasury Securities.

(4) The subordinated debt securities will be purchased by, and constitute assets of, Exelon Capital Trust I, Exelon Capital Trust II and/or Exelon Capital Trust III. No separate consideration will be received for these securities.

(5) Exelon Corporation is also registering under this registration statement all other obligations that it may have with respect to the trust preferred securities of Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III. No separate consideration will be received for the guarantee or any other of these obligations.

                  _____________________________________________

         Pursuant to Rule 429, under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to registration statement no. 333-57640 previously filed by the registrant on Form S-3 and declared effective on May 1, 2001. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 2 to registration statement 333-57640, and such post-effective amendment no. 2 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933.

         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, dated September 5, 2003

                                 $2,000,000,000


                                  [INSERT LOGO]

                               EXELON CORPORATION
                                 Debt Securities
                                  Common Stock
                            Stock Purchase Contracts
                              Stock Purchase Units
                                 Preferred Stock
                          Subordinated Debt Securities
                     Guarantee of Trust Preferred Securities

                             EXELON CAPITAL TRUST I
                             EXELON CAPITAL TRUST II
                            EXELON CAPITAL TRUST III
                           Trust Preferred Securities
       (guaranteed by Exelon Corporation as described in this prospectus)

                    ---------------------------------------
         Exelon Corporation may use this prospectus to offer and sell from time to time:

         o        unsecured senior debt securities;
         o        common stock;
         o        stock purchase contracts;
         o        stock purchase units;
         o        preferred stock in one or more series;
         o subordinated debt securities to be purchased by Exelon Capital Trust I, Exelon Capital Trust II and/or Exelon Capital Trust III; and
         o guarantees of trust preferred securities sold by Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III.

         Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III may use this prospectus to offer and sell from time to time trust preferred securities that will be guaranteed by Exelon Corporation.

         We will provide the specific terms of these securities in supplements to this prospectus prepared in connection with each offering. The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered securities unless accompanied by a prospectus supplement.

         Our common shares are listed on the New York, Chicago and Philadelphia Stock Exchanges, under the symbol "EXC."

         Please see "Risk Factors" beginning on page 4 for a discussion of factors you should consider in connection with a purchase of the securities offered in this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                        ________________________________

              The date of this prospectus is                   .



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                                                 TABLE OF CONTENTS


                                                                                                                 Page

ABOUT THIS PROSPECTUS.............................................................................................1
WHERE YOU CAN FIND MORE INFORMATION...............................................................................2
DOCUMENTS INCORPORATED BY REFERENCE...............................................................................2
RISK FACTORS......................................................................................................4
EXELON CORPORATION...............................................................................................13
EXELON CAPITAL TRUST I, EXELON CAPITAL TRUST II  AND EXELON CAPITAL TRUST III....................................13
FORWARD-LOOKING STATEMENTS.......................................................................................14
USE OF PROCEEDS..................................................................................................16
RATIO OF EARNINGS TO FIXED CHARGES...............................................................................16
DESCRIPTION OF DEBT SECURITIES...................................................................................17
DESCRIPTION OF COMMON STOCK......................................................................................25
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.................................................26
DESCRIPTION OF PREFERRED STOCK...................................................................................27
DESCRIPTION OF TRUST PREFERRED SECURITIES........................................................................28
DESCRIPTION OF SUBORDINATED DEBT SECURITIES......................................................................40
DESCRIPTION OF GUARANTEES........................................................................................49
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE SUBORDINATED DEBT SECURITIES AND THE
         GUARANTEES..............................................................................................52
BOOK-ENTRY SYSTEM................................................................................................54
PLAN OF DISTRIBUTION.............................................................................................57
LEGAL MATTERS....................................................................................................58
EXPERTS .........................................................................................................58


                             ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate initial offering price of up to $2,000,000,000, which includes $1,000,000,000 of debt securities that were registered on a prior registration statement. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

         Unless otherwise indicated, all references in this prospectus or a prospectus supplement to "Exelon Corporation," "Exelon," "we," "our," "us," or similar terms mean Exelon Corporation, and all references to "the trusts" mean Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III.

         We are not offering the securities in any state where the offer is not permitted.

         You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this document.

         You should rely only on information contained in this prospectus or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

         Please see "Risk Factors" beginning on page 4 for a discussion of factors you should consider in connection with a purchase of the securities offered in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

                               Exelon Corporation
                            Attn: Investor Relations
                      10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                             Chicago, IL 60680-5379

         This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading "Documents Incorporated By Reference" below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

         Information about us is also available on our web site at http://www.exeloncorp.com. This URL and the SEC's URL above are intended to be inactive textual references only. Such information on our or the SEC's web site is not a part of this prospectus.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:

            o           Our Annual Report on Form 10-K for the year ended
                        December 31, 2002;

            o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

            o Our Current Reports on Form 8-K filed on January 15, 2003, January 30, 2003, February 21, 2003, March 6,
                        2003, March 7, 2003, March 31, 2003, May 6, 2003, May 8,
                        2003, May 30, 2003, June 6, 2003, June 13, 2003, June
                        17, 2003, June 18, 2003, June 18, 2003, June 26, 2003,
                        July 11, 2003, July 29, 2003, July 30, 2003, August 6,
                        2003 August 13, 2003 and September 2, 2003; and

            o the description of our common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment thereto or report filed for the purpose of updating such description.

         Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation,
Attn: Investor Relations, 10 South Dearborn Street, 37th Floor, P.O. Box 805379, Chicago, IL 60680-5379.

         Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         We have not included or incorporated by reference any separate financial statements of the trusts. We do not consider the financial statements of the trusts to be material to holders of the trust preferred securities because each trust (1) is a newly formed special purpose entity that has no operating history or independent operations and (2) is not engaged in and does not propose to engage in any activity other than holding our subordinated debt securities and issuing the trust preferred securities.

                                  RISK FACTORS

         Our business is affected by the various factors discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated into this prospectus by reference to our Annual Report on Form 10-K. In addition, the various other factors described in this section could affect our business, results of operations or the price of our securities.

        o Our holding company structure could limit our ability to pay debt service or dividends.

         We are a holding company with no material assets other than the stock of our subsidiaries. Accordingly, all of our operations are conducted by our subsidiaries. Our ability to pay principal and interest on our debt and dividends on our common and preferred stock depends on the payment to us of dividends by our operating subsidiaries, namely Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation). These subsidiaries' payments of dividends to us in turn depend on their results of operations and cash flows. PECO and ComEd also are subject to regulatory restrictions that generally permit the payment of dividends solely from the amount of retained or current earnings and preclude any payment if the subsidiary's equity is less than 30% of its capitalization.

        o Our financial performance will be affected by our ability to achieve the targeted cash savings under our new Exelon Way business model.

         We have begun to implement our new business model referred to as The Exelon Way, which is focused on improving operating cash flows while meeting service and financial commitments through improved integration of operations and consolidation of support functions. Our targeted annual cash savings range from approximately $300 million in 2004 approximately $600 million in 2006. We anticipate incurring expenses associated with reaching these annual cash savings levels in the near future. Our inability to achieve targeted annual cash savings levels in the targeted timeframes could adversely affect our future financial performance.

        o Fluctuations in our operating results may affect the market prices of our securities.

         The market price of our common stock and other securities may fluctuate because our operating results may vary. Variations in our operating results can result from many factors, including factors beyond our control, such as weather and economic conditions. Our results of operations may also vary significantly from quarter to quarter because of the timing of certain events and other factors, including the other risks factors set forth in this prospectus. Therefore, you should not rely on our results of operations during any particular quarter as an indication of our results for a full year or any other quarter.

        o The price of our securities may be affected by the general perception of the energy and utility sectors of the economy.

         Events, such as the August 14, 2003 blackout, those involving Enron Corporation, political unrest in oil-producing countries and the California energy crisis, in addition to the fact that the energy industry is changing and subject to greater risk, could adversely affect investors' perception of the energy and utility sectors and could adversely affect the equity prices of companies in those sectors. We cannot predict what news or event will affect the public or how any news or event affects the market price of our securities, but fluctuations due to such news and events could be severe and any negative effects could be long lasting.

        o Our businesses are subject to extensive regulation that affects our operations and our costs.

         Our businesses are extensively regulated. We are subject to regulation by the SEC under the Public Utility Holding Company Act (PUHCA), by the Federal Energy Regulatory Commission (FERC) and the Nuclear Regulatory Commission (NRC) under energy legislation, by federal, state and local authorities under environmental laws and by state public utility commissions under laws regulating our distribution and transmission businesses. Regulation affects almost every aspect of our businesses, from our fundamental business management actions to our ability to:

        o determine the terms and rates of our Energy Delivery businesses' services;

        o       make acquisitions;

        o       issue equity or debt securities;

        o       engage in transactions among our affiliates; and

        o       pay dividends.

Changes in regulation can cause delays in or affect business planning and transactions and can increase our costs.

         As part of retail deregulation initiatives in Illinois and Pennsylvania and other regulatory proceedings, ComEd's and PECO's rates are currently subject to limitations, including:

        o       a freeze on ComEd's rates through 2006;

        o       a limitation on ComEd's return on equity through 2006;

        o a cap on PECO's electric transmission and distribution rates through 2006;

        o       a cap on PECO's overall rates through 2010; and

        o scheduled recovery of PECO's electric stranded costs that will increase amortization expenses through 2010.

         These rate provisions substantially limit the ability of ComEd and PECO to recover cost increases or the costs of new investments. As a result, ComEd and PECO must effectively manage their costs to maintain their current profitability.

        o Our financial performance will be affected by the amortization and eventual termination of stranded cost recovery for ComEd and PECO.

         Both ComEd's and PECO's current retail electric rates include charges to recover stranded costs that might not otherwise be recoverable in a fully competitive market. The amount of stranded cost recovery by ComEd varies annually depending on wholesale market prices and other factors, with stranded cost recovery ending at the end of 2006. Stranded cost recovery by PECO continues through 2010. Although the annual amount of stranded cost recovery is scheduled to increase during that period, annual increases in amortization of PECO's stranded cost recovery and the corresponding reductions in the return on the unamortized portion of stranded cost recovery will adversely affect PECO's results through 2010. Further, the termination of stranded cost recovery at the end of 2006 for ComEd and at the end of 2010 for PECO could significantly adversely affect our future results of operation.

        o Failure to provide reliable service to our customers could adversely affect our operating results.

         Our Energy Delivery businesses remain obligated to provide safe and reliable service to their customers within their franchised service territories. Meeting this commitment requires significant capital and other resources. Failure to provide safe and reliable service, including from equipment failures in electric and gas delivery systems, could adversely affect our operating results through reduced revenues and increased maintenance and capital costs. In addition, under Illinois law, ComEd can be required to pay damages to its customers in the event of extended outages affecting large numbers of its customers. While we were not affected directly by the failure in the transmission grid that affected a large portion of the northeastern United States and Canada on August 14, 2003, the North American transmission grid is highly interconnected and, in extraordinary circumstances, disruptions at a point within the grid can cause a systemic response that results in an extensive power outage on our delivery systems. Power outages in ComEd or PECO's service territories could occur even if the disruptions originate outside of these territories.

        o Impairment of ComEd's goodwill could adversely affect our results of operation and could restrict ComEd's ability to pay dividends to us.

         At June 30, 2003, ComEd had recorded goodwill of $4.7 billion. This goodwill was recognized and recorded in connection with the merger of Unicom Corporation and PECO. Under generally accepted accounting principles, the goodwill will remain at its recorded amount unless it is determined to be impaired, which is based upon an analysis of ComEd's expected future cash flows. If an impairment is determined at ComEd, the amount of the impaired goodwill will be written off and expensed at ComEd. However, a goodwill impairment charge at ComEd may not affect our results of operations. Our good will impairment test would include assessing the expected future cash flows of the entire Energy Delivery business segment (a single reporting unit, which includes PECO, as defined under current accounting guidance), not just ComEd's expected future cash flows. ComEd's cash flows include competitive transition charges, which will cease at the end of 2006, unless there is a legislative or regulatory change and collections from traditional bundled customers at tariffed rates. ComEd's cash flows will be affected by other factors, including the restructuring of the power purchase agreement (PPA) with Generation. Absent another source of revenues to replace the loss of competitive transition charge revenue or changes in its costs structure, all or a portion of the goodwill may become impaired. Under current regulations, a significant goodwill impairment may restrict ComEd's ability to pay dividends to us. We are pursuing various solutions to address ComEd's ability to pay dividends if a significant goodwill impairment exists. However, based on Illinois legislation, goodwill impairments are excluded from determining whether or not the earnings cap amount has been met or exceeded.

        o Energy Delivery is obligated as the provider-of-last-resort to provide energy to all retail customers in its service territories, which makes it difficult to predict and plan for load requirements.

         Energy Delivery continues to serve as the provider-of-last-resort
(POLR) for energy for all customers in its electric and gas service territories. As long as the POLR obligation remains unchanged, Energy Delivery could be mandated to secure load requirements sufficient to serve 100% of its service territories under the assumption that all customers in these territories may return to Energy Delivery as their electricity supplier. Because the choice of electricity generation supplier or natural gas supplier lies with the customer, planning has a higher level of uncertainty than that traditionally experienced due to weather and the economy, and it is difficult to predict and plan for the number of customers and their associated energy demand. The POLR obligation also affects Generation because it provides electricity to Energy Delivery. The uncertainty regarding the amount of Energy Delivery electric load that Generation must prepare for increases Generation's costs. The load requirements of the POLR obligation may affect pricing, competitive market development and planning by Energy Delivery, Generation, alternate electricity generation suppliers, alternate natural gas suppliers and customers. A significant under-estimation of Energy Delivery's electric-load requirements could result in Generation not having enough power to cover its load obligation, in which case it would be required to buy power from third parties at prevailing market prices. Those prices may not be as favorable or as manageable as Generation's long-term supply costs and thus could increase its costs.

        o Energy Delivery and Generation may not be able to manage costs to operate profitably under current rate caps and freezes and fixed priced PPAs.

         ComEd and PECO are subject to electric rate caps and freezes and the PPAs between them and Generation are at fixed prices. These supply contracts are a substantial portion of our business and so our profitability depends on Generation's ability to manage its costs and produce or procure electricity efficiently, at costs less than the prices at which it sells under the PPAs. Our businesses' ability to manage costs also may be affected by the other risk factors described in this prospectus, inflation and other factors outside of their control. We cannot assure you that we can maintain current cost levels or operational efficiency to sustain our current levels of profitability.

        o Energy Delivery's revenues are affected by factors beyond our control.

         Energy Delivery's revenues are affected by the demand for electricity and natural gas. That demand can vary greatly based upon:

        o       weather conditions, seasonality and temperature extremes;

        o       availability of competitively priced alternative energy sources;
                and

        o fluctuations in economic activity and growth in our service territories.

         Weather conditions, accidents and other catastrophic events can disrupt or limit Energy Delivery's ability to deliver electricity and natural gas. Very warm and very cold temperatures, especially for prolonged periods, can dramatically increase the demand for electricity and natural gas for cooling and heating. The pricing of alternative energy sources may affect the demand of customers, such as commercial and industrial customers, who have the ability to use alternative energy sources in their operations.

        o Generation may incur substantial costs and liabilities due to its ownership and operation of nuclear facilities.

         The ownership and operation of nuclear facilities involve risks, including:

        o       mechanical or structural problems;

        o       inadequacy or lapses in maintenance protocols;

        o impairment of reactor operation and safety systems due to human error;

        o       costs of storage, handling and disposal of nuclear materials;

        o limitations on the amounts and types of insurance coverage commercially available; and

        o uncertainties regarding both technological and financial aspects of decommissioning nuclear facilities.

         Some of the more significant risks that could affect Generation's ability to sustain its current levels of profitability include:

         Capacity Factors. Generation's nuclear fleet must operate at consistently high capacity factors in order for it to produce efficient, low-cost energy and sustain its current profitability levels.

         Life Extensions. Generation's nuclear facilities are currently operating under 40-year NRC licenses. Generation has applied for 20-year extensions to those licenses, but it cannot predict whether any of the pending extensions will be granted. If the extensions are granted, Generation cannot be sure that it will be able to operate the facilities for all or any portion of the extended license.

         Regulatory Risk. The NRC may modify, suspend or revoke licenses, shut down a nuclear facility and impose civil penalties for failure to comply with the Atomic Energy Act, related regulations or the terms of the licenses for nuclear facilities. A change in the Atomic Energy Act or the applicable regulations or licenses may require a substantial increase in capital expenditures or may result in increased operating or decommissioning costs.

         Operational Risk. Operations at any of Generations' nuclear generation plants could degrade to the point where it has to shut down the plant. If this were to happen, identifying and correcting the causes may require significant time and expense. Generation may choose to close a plant rather than incur the expense of restarting it. In either event, Generation may lose revenue and incur increased fuel and purchased power expense to meet its supply commitments. For plants operated by Generation but not wholly owned by it, Generation may also incur liability to the co-owners.

         Nuclear Accident Risk. Although the safety record of nuclear reactors generally, including Generation's, has been very good, accidents and other unforeseen problems have occurred both in the United States and elsewhere. The consequences of an accident can be severe and include loss of life and property damage. Any resulting liability from a nuclear accident may exceed Generation's resources, including insurance coverages.

         Nuclear fuel quality may affect costs. The quality of nuclear fuel utilized by Generation can affect the efficiency and costs of its operations. Certain Generation nuclear units have recently identified a limited number of fuel performance issues. While actions have been taken in accordance with policies and procedures to ensure there are no public, personnel and operational safety issues, evaluation continues and further remediation actions are under consideration. Such remediation actions have resulted in increased costs due to accelerated fuel amortization and/or increased outage costs and could continue to do so. It is difficult to predict the total cost of these remediation procedures.

        o Generation is exposed to price fluctuations and other risks of the wholesale power markets.

         Generation sells electricity in both the wholesale bilateral markets and spot markets. These sales expose it to the risks of rising and falling prices in those markets, and its cash flows may vary accordingly. To the extent Generation does not supply power to serve the needs of ComEd and PECO at fixed rates mandated by state regulatory commissions, its cash flows will largely be determined by wholesale prices of electricity and our ability to successfully market energy, capacity and ancillary services.

         Credit Risk. In the bilateral markets, Generation is exposed to the risk that counterparties that owe it money or energy as a result of market transactions will not perform their obligations. For example, energy supplied by third-party generators under long-term agreements represents a significant portion of Generation's overall capacity. These generators face operational risks, such as those that Generation faces, and their ability to perform depends on their financial condition. In the event the counterparties to these arrangements fail to perform, Generation might be forced to honor the underlying commitment at then-current market prices and incur additional losses, to the extent of amounts, if any, already paid to the counterparties. In the spot markets, Generation is exposed to the risks of whatever default mechanisms exist in that market, some of which attempt to spread the risk across all participants, which may or may not be an effective way of lessening the severity of the risk and the amounts at stake.

         At any given time the wholesale spot-market price of electricity for each hour is generally determined by the cost of supplying the next unit of electricity to the market during that hour. Many times the next unit of electricity supplied would be supplied from generation stations fueled by fossil fuels, primarily natural gas. Consequently, the open market wholesale price of electricity may reflect the cost of natural gas plus the spark spread, the cost to convert natural gas to electricity. Therefore, changes in the supply and cost of natural gas may impact the open market wholesale price of electricity.

         Immature Markets. The wholesale spot markets are new and evolving markets that vary from region to region and are still developing practices and procedures. While FERC has proposed an initiative to standardize wholesale spot markets, Generation cannot predict whether that initiative will be successful, what form any of these markets will eventually take or what roles it will play in them. Problems in or the failure of any of these markets, as was experienced in California in 2000, could adversely affect Generation's business.

         Hedging. The Power Team buys and sells energy and other products in the wholesale markets and enters into financial contracts to manage risk and hedge various positions in our power generation profiles. This activity, along with the effects of any specialized accounting for the trading contracts, may cause volatility in Generation's future results of operations and affect the payment of dividends.

        o The ongoing transformation of the energy industry could have a negative effect on our businesses.

         The energy industry is undergoing major transformations. Increased competition from new or restructured suppliers could have a negative impact on our wholesale and retail sales. Additionally, the changing industry exposes our Generation and Energy Delivery businesses to marketplace volatility that they have not historically been called upon to manage. These changes have significantly affected the whole industry and the manner in which its participants conduct their businesses. These changes are ongoing, and we cannot predict the future course of changes in laws and regulations, including changes resulting from market volatility and increased security concerns, or the ultimate effect that this changing regulatory environment will have on our businesses.

        o       Our businesses depend on access to the capital markets.

         Our businesses are capital intensive and we depend on access to the capital markets to meet our capital resource requirements to the extent not provided by internally generated funds. We also may need to access the capital markets to finance acquisitions. When necessary, we secure funds from external sources by issuing commercial paper and, as required, long-term debt securities. We actively manage our exposure to changes in interest rates through interest-rate swap transactions and our balance of fixed- and floating-rate instruments. We currently anticipate primarily using internally generated cash flows and short-term financing through commercial paper to fund our operations as well as long-term external financing sources to fund capital requirements as the need arises. The ability to arrange debt financing, to refinance current maturities and early retirements of debt, and the costs of issuing new debt are dependent on:

        o       credit availability from banks and other financial institutions;

        o       maintenance of acceptable credit ratings;

        o       investor confidence in us and our subsidiaries;

        o       general economic and capital market conditions; and

        o       the success of current projects.

        o We may make acquisitions that do not achieve the intended financial results.

         We continue to opportunistically pursue investments that fit our strategic objectives and improve our financial performance. Our future financial performance will depend in part upon a variety of factors related to the these investments, including out ability to sucessfully integrate them into existing operations. These new investments, as well as our existing investments, may not achieve the financial performance that we anticipate.

        o Our results of operations may be affected by our ability to divest ourself of certain businesses.

         We are actively pursing opportunities to dispose of businesses, such as Sithe Energies, Inc., which are either unprofitable or do not meet our goals. We may incur significant in divesting these businesses. We also may be unable to successfully implement our divestiture strategy of certain businesses for a number of reasons, including an inability to locate appropriate buyers or to negotiate acceptable terms for the transactions. In addition, the amounts that we may realize from a divestiture are subject to fluctuating market conditions that may contribute to pricing and other terms that are materially different than expected and could result in a loss on the sale. Timing of any divestitures may positively or negatively affect our results of operations.

        o Market performance affects our decommissioning trust funds and benefit plan asset values.

         The performance of the capital markets affects the value of the assets that are held in trust to satisfy our future obligations under our pension and post-retirement benefit plans and to decommission nuclear generating plants. A decline in the market value of those assets, as was experienced from 2000 to 2002, may increase our funding requirements for these obligations.

        o Competition from other electric generation companies could affect our stock price, results of operations and ability to pay dividends.

         Restructuring of the energy markets in the United States and elsewhere in the world, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and competition from, well-capitalized competitors, which may affect our ability to achieve our objectives. Increased competition also could erode the price of power and result in lower revenues, which in turn could affect our results of operations.

        o We may be unable to respond effectively to competition or new technologies.

         We may be unable to respond in a timely or effective manner to the many changes in the power industry that may occur as a result of regulatory initiatives to increase competition. Increased competition may create additional competitors in our industry, and we may be unable to maintain our revenues and earnings levels or pursue our growth strategy. In addition, new technologies may be developed that affect the competitiveness of our generation facilities. To the extent that competition increases, our profit margins may be negatively affected.

        o War and acts and threats of terrorism may adversely affect our results of operations, our ability to raise capital and our future growth.

         We do not fully know the impact that any future terrorist attacks may have on our industry in general and on us in particular. In addition, any retaliatory military strikes or sustained military campaign may affect our operations in unpredictable ways, such as changes in insurance markets and disruptions of fuel supplies and markets, particularly oil. The possibility alone that infrastructure facilities, such as electric generation, electric and gas transmission and distribution facilities, would be direct targets of, or indirect casualties of, an act of terror may affect our operations. Additionally, the continuing military activity in Iraq and other wars may have an adverse effect on the economy in general. A lower level of economic activity might result in a decline in energy consumption, which may adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war may affect our stock price and our ability to raise capital.

        o Our financial performance is affected by our ability to manage costs for security and liability insurance.

         Security. In connection with the events of September 11, 2001, the electric industry has developed additional security guidelines. The electric industry, through the North American Electric Reliability Council (NERC), developed physical security guidelines, which were accepted by the U.S. Department of Energy and which may become mandatory through regulation or Legislation. The gas industry, through the American Gas Association, developed physical security guidelines that were accepted by the U.S. Department of Transportation. Exelon participated in the development of these guidelines and ComEd and PECO are using them as a model for their respective security programs.

         Generation has also initiated security measures to safeguard its employees and critical operations and is actively participating in industry initiatives to identify methods to maintain the reliability of its energy production and delivery systems. Generation has met or exceeded all security measures mandated by the NRC for nuclear plants after the September 11, 2001 terrorist attacks. These security measures have resulted in and are expected to continue to result in increased costs. On a continuing basis, Generation is evaluating enhanced security measures at certain critical locations, enhanced response and recovery plans and assessing long-term design changes and redundancy measures. Additionally, the energy industry is working with governmental authorities to ensure that emergency plans are in place and critical infrastructure vulnerabilities are addressed in order to maintain the reliability of the country's energy systems. These measures will involve additional expense to develop and implement, but will provide increased assurances as to Generation's ability to continue to operate under difficult times.

         Insurance. Any claim resulting from a nuclear accident exceeding the amounts available under our nuclear liability insurance and other sources for payment of claims would have a negative effect on our results of operations and our financial condition. As a result of significant changes in the insurance marketplace, due in part to the September 11, 2001 terrorist acts, the coverage available and the limits under property damage and liability insurance that we buy may be less than those that we could obtain in the past, and the recovery for losses due to terrorists acts may be limited. We are self-insured for losses that exceed the amount of insurance we maintain. A claim that exceeds the amounts available under our property damage and liability insurance, would negatively affect our results of operations.

         We do not carry any form of business interruption insurance other than replacement power coverage for Generation's nuclear operations. Damage to ComEd's or PECO's delivery facilities may disrupt their distribution services and significantly and adversely affect our results of operations.

        o We may incur substantial cost to fulfill our obligations related to environmental matters.

         ComEd, PECO and Generation are subject to extensive environmental regulation by local, state and Federal authorities. These laws and regulations affect the manner in which our subsidiaries conduct their operations and make capital expenditures. ComEd, PECO and Generation are subject to liability under these laws for the costs of remediating environmental contamination of property now or formerly owned by them and of property contaminated by hazardous substances they generated. We believe that ComEd, PECO and Generation have responsible environmental management and compliance programs; however, each has incurred and expects to incur significant costs related to environmental compliance and site remediation and clean-up. Remediation activities associated with manufactured gas plant operations for ComEd and PECO will be one source of such costs. Also, ComEd, PECO and Generation are currently involved in a number of proceedings relating to sites where hazardous substances have been deposited and may be subject to additional proceedings in the future.

                               EXELON CORPORATION

          Exelon Corporation is a registered public utility holding company that operates through its subsidiaries in three business segments:

        o Energy Delivery, consisting of the retail electricity distribution and transmission businesses of ComEd in northern Illinois and PECO in southeastern Pennsylvania and the natural gas distribution business of PECO in the Pennsylvania counties surrounding the City of Philadelphia.

        o Generation, consisting of the owned and contracted for electric generating facilities and energy marketing operations of Generation and interests in Sithe Energies, Inc. (Sithe) and AmerGen Energy Company, LLC (AmerGen).

        o Enterprises, consisting of competitive retail energy sales, energy and infrastructure services, communications and other investments (weighted towards the communications, energy services and retail services industries).

         Our principal executive offices are located at 10 South Dearborn Street, 37th Floor, P.O. Box 805379, Chicago, Illinois 60680-5379, and our telephone number is (312) 394-4321.

               EXELON CAPITAL TRUST I, EXELON CAPITAL TRUST II AND
                            EXELON CAPITAL TRUST III

         Each of Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III is a Delaware statutory trust that was formed on August 25, 2003. Each of the trust's businesses is defined in a declaration of trust, dated as of August 25, 2003, executed by us, as sponsor, and certain of the trustees specified below. The declaration of trust for a trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued by the applicable trust. Each declaration, as amended and restated, is referred to in this prospectus individually as the "trust agreement," and collectively as the "trust agreements." The trust agreements will be qualified under the Trust Indenture Act of 1939, as amended.

         The trusts exist for the exclusive purposes of:

        o issuing and selling their trust preferred securities and trust common securities;

        o using the proceeds from the sale of the trust common securities and trust preferred securities to acquire the subordinated debt securities from us; and

        o engaging in only those other activities necessary or incidental to these purposes.

         The trusts will have no assets other than the subordinated debt securities. The trusts will have no revenue other than payments under the subordinated debt securities. Each trust has a term of 30 years, but may dissolve earlier as provided in the trust agreements.

         We will, directly or indirectly, acquire all of the trust common securities of each trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the issuing trust.

         Each trust's business and affairs will be conducted by its trustees, as provided in the trust agreements. At the time of the issuance of the trust preferred securities, the trustees for the issuing trust will be Wachovia Trust Company, National Association, as the property trustee and the Delaware trustee, and three of our employees as administrative trustees. We, as holder of the trust common securities, or, if an event of default under the applicable trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Only the holder of the trust common securities will be entitled to do that.

         For so long as the trust preferred securities remain outstanding, we will:

        o maintain directly or indirectly 100% ownership of the trust common securities;

        o use our reasonable efforts to cause the issuing trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the applicable trust agreement; and

        o use our reasonable efforts to cause the issuing trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

         We will pay all of the issuing trust's fees and expenses, including those related to the offering of the trust preferred securities. In addition, we will guarantee payments on the trust preferred securities to the extent that the issuing trust has funds to make payments on the trust preferred securities. See "Description of Guarantees" below.

         The rights of the holders of the trust preferred securities are set forth in the trust agreements and the Delaware Statutory Trust Act.

         The location of each trust's principal executive office is 10 South Dearborn Street, 37th Floor, P.O. Box 805379, Chicago, Illinois 60680-5379, and the telephone number is (312) 394-4321.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we have filed with the SEC, which we have referenced under "Where You Can Find More Information" and "Documents Incorporated by Reference" contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements involve a number of risks and uncertainties, many of which are beyond our control. The following are among the most important factors that could cause actual results to differ materially from the forward-looking statements:

        o the significant considerations and risks discussed in this prospectus;

        o       general and local economic, market or business conditions;

        o fluctuations in demand for electricity, capacity and ancillary services in the markets in which we operate;

        o uncertain obligations due to customers' right to choose generation suppliers;

        o       changes in laws or regulations that are applicable to us;

        o       environmental constraints on construction and operation; and

        o       access to capital.

         Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the shares of common stock described in this prospectus, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

                                 USE OF PROCEEDS

         Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt, to invest in our operating subsidiaries, to finance capital improvements and to supplement working capital. Any proceeds of securities issued by the trusts will be used by the trusts to purchase subordinated debt securities from us. We will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning our outstanding long-term debt. See "Where You Can Find More Information."

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following are our consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:


                                                                                            Six Months Ended June
                                                    Years Ended December 31,                      30, 2003
                                                                                          --------------------------
                                          1998      1999     2000      2001       2002
                                        --------- --------- -------- ---------- --------- --------------------------
  Ratio of earnings to fixed charges      3.07      3.11     2.39      2.86       3.39              2.91



         The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of pre-tax net income from continuing operations after adjustment for income from equity investees and capitalized interest or allowance for funds used during construction (AFUDC), to which has been added fixed charges. Fixed charges consist of interest costs and amortization of debt discount and premium on all indebtedness and the interest portion of all rental expense.

                         DESCRIPTION OF DEBT SECURITIES

         The debt securities will be our direct, unsecured obligations and may be issued from time to time in one or more offerings of one or more series. The debt securities will be issued under an Indenture to be entered into between us and Chase Manhattan Trust Company, N.A., as trustee, dated as of May 1, 2001 (Indenture). The form of Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Indenture for provisions that may be important to you. In the summary below, we include references to section numbers of the Indenture so that you can easily locate these provisions and, when appropriate, we also included references to sections of the Trust Indenture Act.

General Provisions of the Indenture

         The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

         Because we are a holding company that conducts all of our operations through our subsidiaries, holders of debt securities will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders other than, in each case, where we are the creditor or stockholder. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. As of June 30, 2003, our subsidiaries had approximately $14.9 billion of outstanding debt. We do not have any preferred stock outstanding, but our subsidiary PECO has outstanding preferred stock with an aggregate value of $87 million. ComEd, another of our subsidiaries, has less than 1% of its shares of common stock held by non-affiliates. Finance subsidiaries of each of PECO and ComEd have preferred securities outstanding, with an aggregate value of $178 million and $344 million, respectively. If distributions are not timely made on any of these preferred securities, PECO or ComEd, as the case may be, may not pay dividends on its common stock, which may adversely affect our ability to make payment on these debt securities.

         The Indenture provides that any debt securities proposed to be sold by this prospectus and the accompanying prospectus supplement, as well as other of our unsecured debt securities, may be issued under the Indenture in one or more series, in each case as authorized by us from time to time. The particular terms of any series of debt securities and any modifications of or additions to the general terms of the debt securities described in this prospectus will be described in the prospectus supplement for that series. Accordingly, for a description of the terms of any series of debt securities, you should refer to both the prospectus supplement relating to that series and the description of debt securities, set forth in this prospectus.

         The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

        o       the title;

        o       any limit on the aggregate principal amount;

        o whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

        o       the price or prices at which the debt securities will be issued;

        o the date or dates on which principal is payable, which may range from nine months to 30 years for medium-term debt securities and more than 30 years for long-term debt securities;

        o interest rates, which may be fixed or floating rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

        o the right, if any, to extend the interest payment periods and the duration of the extensions;

        o additional covenants for the benefit of the holders of debt securities;

        o our rights or obligations to redeem or purchase the debt securities;

        o       any sinking fund provisions;

        o the terms applicable to any debt securities issued at a discount from their stated principal amount;

        o the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations, if other than the entire principal amount of the debt securities when issued;

        o whether and under what circumstances we will pay additional amounts on our debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge attributable to that person and, if so, whether we will have the option to redeem those debt securities rather than pay those additional amounts; and

        o       any other specific terms of any debt securities.

         If applicable, the prospectus supplement will also include a discussion of federal income tax considerations relevant to the debt securities being offered.

         We may issue debt securities that provide for less than the entire principal amount to be payable upon declaration of acceleration of the maturity of those debt securities, which are commonly referred to as "original issue discount securities." Federal income tax and other considerations pertaining to any original issue discount securities will be discussed in the applicable prospectus supplement.

         We are not restricted by the Indenture from incurring indebtedness and you are not protected from a highly leveraged or similar transaction involving us. You should refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Registration and Transfer

         Debt securities of a series may be issuable solely as registered securities (registered in our books in the name of the holder thereof). The Indenture also provides that debt securities of a series may be issuable in global form. See "Book-Entry System." Unless otherwise provided in the prospectus supplement, debt securities denominated (other than global securities, which may be of any denomination) are issuable in United States dollars in denominations of $1,000 or any integral multiples of $1,000. (Section 2.7 of the Indenture).

         Debt securities will be exchangeable for other debt securities of the same series and maturity. (Section 2.8 of the Indenture).

         Debt securities of a series may be presented for registration of transfer, and debt securities of a series may be presented for exchange, (1) at each office or agency required to be maintained by us for payment of that series as described in "Payment and Paying Agents," and (2) at each other office or agency that we may designate from time to time for that purpose. No service charge will be made for any transfer of debt securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 2.8 of the Indenture).

         We will not be required to:

        o issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days preceding the first mailing of notice of redemption of debt securities of that series to be redeemed; or

        o register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

(Section 2.8 of the Indenture).

Payment and Paying Agents

         Principal, premium, if any, and interest, if any, on debt securities will be payable at any office or agency to be maintained by us in New York, New York, except that at our option, interest may be paid (1) by check mailed to the address of the person entitled thereto as that address appears in our security register or (2) by wire transfer to an account maintained by the person entitled thereto as specified in our security register. (Section 3.1 of the Indenture). Payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest. (Section 2.7 of the Indenture).

         We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

         Unless otherwise provided for in the prospectus supplement, we will be subject to an "event of default" under the Indenture if any of the following occurs:

        o failure to pay interest for 30 days after the date payment is due and payable; provided, that if we extend an interest payment period in accordance with the terms of the debt securities, the extension will not be a failure to pay interest;

        o failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

        o       failure to make any sinking fund payments when due;

        o failure to perform other covenants under the Indenture for 60 days after the trustee has notified us that performance was required;

        o       bankruptcy, insolvency or reorganization of our company; or

        o any other event of default provided in the applicable resolution of our board of directors under which we issue a series of debt securities.

(Section 5.1 of the Indenture).

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the Indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of outstanding debt securities of each affected series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount as may be specified in the terms thereof) to be due and payable immediately. (Section 5.1 of the Indenture).

         Where an event of default has occurred and is continuing with respect to the outstanding debt securities of a series, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the outstanding debt securities of that series, unless those holders have offered the trustee reasonable indemnity against the expenses and liabilities that it might incur in compliance with the request that the trustee take action in response to an event of default. Subject to these provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 5.9 of the Indenture).

         The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the Indenture with respect to that series and its consequences, except a default (1) in payment of the principal of (or premium, if any) or interest, or any additional amounts payable in respect of any debt security of that series or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series. (Section 5.10 of the Indenture)

         The Indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the Indenture unless:

        o the holder has previously given to the trustee written notice of default and continuance of that default;

        o the holders of at least 25% in principal amount of the affected outstanding debt securities have requested that the trustee institute the action;

        o the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

        o the trustee has not instituted the action within 60 days of the request; and

        o the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

(Sections 5.6 and 5.7 of the Indenture).

         We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indenture. (Section 3.5 of the Indenture). The Indenture provides that the trustee may withhold notice of a default (except payment defaults) to the holders of debt securities of the series to which the default applies if the trustee considers it in the interests of those holders of those debt securities to do so. (Section 5.11 of the Indenture).

Covenants

         The Indenture provides that we comply with the following covenants:

        o       punctually pay principal and interest on the debt securities;

        o if the debt securities are no longer in book-entry form, maintain an office in New York, New York where debt securities may be presented for payment, exchange and transfer;

        o       appoint a trustee to fill any vacancy;

        o issue a certificate to the trustee on January 31 each year indicating whether we have complied with all covenants and conditions in the Indenture;

        o       maintain our corporate existence; and

        o pay our taxes and other assessments and claims as they become due, unless they are being contested in good faith.

Merger or Consolidation

         The Indenture provides that we may not consolidate with or merge with or into any other corporation or other person or convey or transfer our properties or assets in their entirety or substantially in their entirety to any corporation or other person, unless we are the continuing corporation or the other corporation or other person is organized under the laws of the United States or any state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the United States or a state and assumes by supplemental indenture all of our obligations under the Indenture and the debt securities issued thereunder and immediately after the transaction no default exists.

Modification or Waiver

         The Indenture provides that the trustee and we may modify and amend the Indenture and enter into supplemental indentures without the consent of any holders of debt securities to:

        o evidence the assumption by a successor corporation of our obligations;

        o add covenants for the protection of the holders of debt securities;

        o cure any ambiguity or correct any inconsistency in the Indenture, provided that this action does not adversely affect the interests of holders of any series of debt securities in any material respect; and

        o evidence and provide for the acceptance of appointment by a successor trustee.

(Section 8.1 of the Indenture).

         The Indenture also provides that the trustee and we may, with the consent of the holders, add, eliminate or modify in any way the provisions of the Indenture or modify in any manner the rights of the holders of the debt securities. Consent of the holders means holders of not less than a majority in aggregate principal amount of debt securities of all affected series then outstanding, voting as one class. (Section 8.2 of the Indenture). We cannot do this, however, for those matters requiring the consent of each holder as described below.

         The trustee and we may not without the consent of the holder of each outstanding debt security affected thereby:

        o       extend the final maturity of any debt security;

        o       reduce the principal amount or premium, if any;

        o       reduce the rate or extend the time of payment of interest;

        o       reduce any amount payable on redemption;

        o reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

        o impair the right to sue for the enforcement of any payment on any debt security when due; or

        o reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the Indenture.

         In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would then be due and payable upon acceleration of the maturity thereof and (2) debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of any other obligor will be disregarded. (Section 7.4 of the Indenture).

Satisfaction and Discharge, Defeasance and Covenant Defeasance

         We can discharge or defease our obligations under the Indenture as stated below or as provided in the prospectus supplement.

         We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are to become due and payable, or are scheduled for redemption, within one year. We may discharge these obligations by irrevocably depositing with the trustee cash or "U.S. Government Obligations" (as defined below), as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of and interest on the debt securities and any mandatory sinking fund payments. (Section 9.1 of the Indenture).

         We may also discharge any and all of our obligations to holders of any series of debt securities at any time, referred to as "defeasance." We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the Indenture, and we may avoid complying with those covenants without creating an event of default under the Indenture, referred to as "covenant defeasance." We may effect defeasance and covenant defeasance only if, among other things:

        o we irrevocably deposit with the trustee cash or U.S. Government Obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, and interest on all outstanding debt securities of that series; and

        o we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (1) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance, and will be subject to tax in the same manner and at the same time as if no covenant defeasance had occurred and (2) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable U.S. federal income tax law, and based thereon, the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance, and will be subject to tax in the same manner as if no defeasance had occurred.

(Section 9.1 of the Indenture).

         Although we may discharge or decrease our obligations under the Indenture as described in the two preceding paragraphs, we may not avoid, among other things, the rights and obligations of the trustee under the Indenture, to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities. (Section 9.1 of the Indenture).

         If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default resulting from a failure to comply with any covenant in the Indenture after the notice served therefor has elapsed, the amount of U.S. Government Obligations and funds on deposit with the trustee will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that event of default. In that case, we would remain liable to make payment of those amounts due at the time of acceleration. (Section 9.1 of the Indenture).

         If the trustee or any paying agent is prevented by a court or governmental authority from applying any money deposited with the trustee in accordance with the Indenture, then our obligations under the Indenture and the debt securities shall be revived and reinstated as though no deposit had occurred pursuant to the Indenture. Thereafter, our obligation will continue until such time as the trustee or paying agent is permitted to apply all money in accordance with the Indenture. Any payment of principal of (or premium, if any) or interest that we make on any debt security following the reinstatement of our obligations will be subrogated to the rights of the holders of those debt securities to receive such payment from the money held by the trustee or paying agent.

         As used above, "U.S. Government Obligations" means securities that are
(1) direct obligations of the United States or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof (Section 9.1 of the Indenture).

Book-Entry Debt Securities

         Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in registered, global form. See "Book-Entry System."

Information About the Trustee

         The Indenture provides that there may be more than one trustee under the Indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the Indenture. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be made by the trustee for that series at an office designated by the trustee.

         The trustee may resign at any time and if the trustee resigns, we will appoint a successor trustee. We may remove the trustee if the trustee fails to satisfy the eligibility requirements of the Trust Indenture Act, fails to comply with the Trust Indenture Act, is incapable of acting or if the trustee becomes bankrupt or insolvent and, upon removal, we will appoint a successor trustee. The holders of a majority in aggregate principal amount of the debt securities of each series may remove the trustee for that series at any time and, upon removal, we will appoint a successor trustee. (Section 6.11 of the Indenture).

         If the trustee becomes our creditor, the Indenture places limitations on the rights of the trustee to obtain payment of claims directly or from property received in respect of that claim as security or otherwise. The trustee may engage in other transactions. If the trustee acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee. (Section 6.9 of the Indenture).

         The Indenture provides that if an event of default occurs and is not cured or waived, the trustee must use the same degree of care and skill as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. (Section 6.1 of the Indenture). The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless that trustee has been offered security and indemnity satisfactory to that trustee. (Section 6.2 of the Indenture).

         We maintain ordinary banking relationships with Chase Manhattan Trust Company, N.A., including credit facilities and lines of credit.

Governing Law

         The Indenture is governed by Pennsylvania law.

                           DESCRIPTION OF COMMON STOCK

         The description below is a summary of certain provisions of our common stock. The Pennsylvania Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws determine the rights and privileges of holders of our common stock. We encourage you to read such documents, which have been filed with the SEC and are incorporated herein by reference, and the Pennsylvania law for more information regarding such common stock.

         Authorized Capital

         Our authorized capital consists of 600,000,000 shares of common stock, no par value, and 100,000,000 shares of Preferred Stock, no par value.

         Common Stock

         As of June 30, 2003, 325,848,491 shares of our common stock were issued and outstanding. The outstanding common stock is, and the common stock offered hereby, when issued and paid for, will be, fully paid and non-assessable.

         Dividends

         Dividends on the common stock will be paid if, when and as determined by our Board of Directors out of funds legally available for this purpose. The rate and timing of future dividends will depend upon our future earnings and financial condition and upon other relevant factors affecting our dividend policy, which we cannot presently determine. As a practical matter, our ability to pay dividends will be governed by the ability of our operating subsidiaries to pay dividends to us. To date, the funds that we require to enable us to pay dividends on our common stock have been derived predominantly from dividends paid by PECO and ComEd. To date, Generation has not declared or paid dividends.

         Our subsidiaries' ability to pay dividends to us will be subject to the prior rights of the holders of such subsidiaries' outstanding debt and preferred securities, the availability of earnings and the needs of their businesses. Neither ComEd nor PECO may declare dividends on any shares of their respective capital stock in the event that: (1) it exercises its right to extend the interest payment periods on the subordinated debt securities which were issued to its financing trusts; (2) it defaults on its guarantee of the payment of distributions on the preferred trust securities of the financing trusts; or (3) an event of default occurs under the indenture under which the subordinated debt securities are issued. The restrictions on the payment of dividends contained in PECO's Amended and Restated Articles of Incorporation do not currently limit the amount of regular quarterly dividends PECO pays on its common stock. In addition, under PUHCA, ComEd, PECO and Generation can pay dividends only from retained, undistributed or current earnings. Similar restrictions also apply to ComEd under the Illinois Public Utilities Act.

         Voting Rights

         Holders of common stock are entitled to one vote for each share held of record by them on all matters presented to shareholders. Pursuant to our Amended and Restated Articles of Incorporation, the holders of common stock do not have cumulative voting rights in the election of directors. Our Bylaws provide for a classified board of directors consisting of three classes as nearly equal in number as may be. Each class holds office until the third year following the election of such class, and no director may be removed except for cause upon a majority vote of all outstanding shares. Our Bylaws also provide for certain notice requirements for shareholder nominations and proposals at annual meetings and preclude shareholders from bringing business before any special meeting. Our Amended and Restated Articles of

Incorporation and certain provisions of Pennsylvania law would require a supermajority vote of holders or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving us.

         Liquidation Rights

         After satisfaction of the preferential liquidation rights of any preferred stock, the holders of the common stock are entitled to share, ratably, in the distribution of all remaining net assets.

         Preemptive and Other Rights

         The holders of common stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

         Listing

         The outstanding shares of common stock are, and the shares offered hereby will be, listed on the New York, Chicago and Philadelphia Stock Exchanges.

         Transfer Agent and Registrar

         The Transfer Agent and Registrar for the common stock is EquiServe Trust Company, N.A.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

         The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

        o       our debt securities; or

        o debt obligations of third parties, including U.S. Treasury securities,

securing the holders' obligations to purchase the common stock under the stock purchase contracts.

         The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

         The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

                         DESCRIPTION OF PREFERRED STOCK

         General.

         As of June 30, 2003, our authorized capital stock included 100,000,000 shares of preferred stock, no par value. As of June 30, 2003, there were no shares of preferred stock outstanding.

         Our Board of Directors is authorized, without further shareholder action, to divide the preferred stock into one or more series and to determine the following designations, preferences, limitations and special rights of any series (which for any series will be set forth in the related prospectus supplement):

        o       the annual dividend rate or rates;

        o the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of our company;

        o the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

        o the price at and the terms and conditions upon which shares may be redeemed;

        o the terms and amount of any sinking fund for the purchase or redemption of shares of a series; and

        o the exchange or exchanges on which the preferred stock will be listed, if any.

         Dividend Rights.

         The annual dividend rate for each new series of preferred stock and whether such dividends will be cumulative from the date of issuance will be set forth in the applicable prospectus supplement. Dividends will be payable, when declared, quarterly on the first day of February, May, August and November. Any limitations on our rights to pay dividends will be described in the applicable prospectus supplement.

         Voting Rights.

         The voting rights for each new series of preferred stock will be set forth in the applicable prospectus supplement.

         Liquidation Rights.

         The amount per share payable on each series of preferred stock in the event of any voluntary or involuntary liquidation will be set forth in the applicable prospectus supplement.

         Redemption Provisions.

         The redemption provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.

         Sinking Fund.

         The sinking fund provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.

         Miscellaneous.

         Holders of our preferred stock will not have any preemptive rights to subscribe for or purchase any additional shares of our capital stock, or other securities or other right or option to purchase shares of capital stock. The new preferred stock, when issued and paid for, will be fully paid and nonassessable.

         There is no provision restricting us from purchasing shares of preferred stock in the event of an arrearage in the payment of dividends or sinking fund obligations.

         Listing.

         The prospectus supplement will indicate whether and where the preferred stock to be issued will be listed.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         Each trust may issue trust preferred securities and trust common securities under the terms of its respective trust agreement. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We suggest that you read the trust agreement for the complete text of the provisions that are summarized below as well as for the provisions that are not summarized but may be important to you. The trust agreement has been qualified as an indenture under the Trust Indenture Act. The Trust Indenture Act contains provisions that apply to the trust preferred securities, and you may wish to refer to it as well. Wherever particular defined terms of the trust agreement are referred to in this prospectus, those defined terms are incorporated by reference into this prospectus and any related prospectus supplement.

         General Information.

         Both the trust preferred securities and the trust common securities will represent undivided beneficial interests in the assets of the issuing trust. If there is an event of default under a trust agreement, as described below, the rights of the holders of the trust preferred securities at issue will be entitled to priority in right of payment over the holders of trust common securities. We will own all of the trust common securities.

         Prohibited Actions of the Trust.

         Each trust will invest the proceeds from any issuance of trust preferred securities, together with the consideration we pay for the trust common securities, to purchase subordinated debt securities from us. Legal title in the subordinated debt securities will be held by the property trustee in trust for the benefit of the trust and the holders of the trust securities.

         In accordance with the trust agreements, each trust may not:

        o acquire any investments or engage in any activities not authorized by the applicable trust agreement;

        o take or consent to any action that would cause the trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes;

        o       issue debt or any securities other than the trust securities;

        o       incur indebtedness for borrowed money;

        o       pledge any of its assets;

        o sell, assign, transfer, exchange or otherwise dispose of trust property or interests except as provided in the applicable trust agreement; or

        o       take any action that would vary the investment by the trust.

         We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantees." The guarantees will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for those payments. In that event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the subordinated debt securities held by the issuing trust. If the property trustee fails to enforce its rights with respect to the subordinated debt securities held by the issuing trust, any record holder of the trust preferred securities of that trust may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under those subordinated debt securities without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of principal of, premium, if any, or interest on the subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder on or after the due date specified in the subordinated debt securities.

         Holders of the trust preferred securities have no preemptive or similar rights.

         Distributions.

         Distributions on the trust preferred securities of a trust will be payable on the dates and at the rates set forth in the applicable prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the associated subordinated debt securities held by the issuing trust. The revenue of the issuing trust available for distribution to holders of the trust preferred securities will be limited to payments under the subordinated debt securities in which the issuing trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the subordinated debt securities held by the issuing trust, the property trustee will not have funds available to pay distributions on the trust preferred securities.

         Unless an event of default under the subordinated debt indenture has occurred and is continuing, we may, on one or more occasions, defer the payment of interest on the subordinated debt securities. The applicable prospectus supplement will specify the length of time for which such interest deferral period may last. See "Description of Subordinated Debt Securities - Events of Default."

         However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. Distributions on the trust preferred securities will be deferred by the issuing trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement.

         Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period, except as permitted by the subordinated debt indenture.

         We must give the trust holding the subordinated debt securities at issue and the subordinated debt trustee notice of our election to defer the payment of interest on the subordinated debt securities at least the number of business days specified in the subordinated debt indenture prior to the earlier of:

        o the date the distributions on the trust preferred securities would have been payable except for the election to begin such deferral period; or

        o the date we or the trust are required to give notice to any securities exchange or any other applicable self-regulatory organization or to the holders of trust preferred securities of the record date or the date such distributions are payable.

         There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See "Description of Subordinated Debt Securities - Option to Extend Interest Payment Date."

         During any deferral period, we may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock.

         Payment of Additional Amounts.

         If a Tax Event (the meaning of which can be found under "Description of Subordinated Debt Securities - Special Event Redemption") has occurred and is continuing at any time while the property trustee holds any subordinated debt securities, and a trust or the property trustee in respect of that trust is required to pay any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any case, we will pay any additional amounts as may be required so that the net amounts received and retained by the trust and the property trustee, after paying those taxes, duties, assessments or other governmental charges, will be equal to the amounts the trust and the property trustee would have received had those taxes, duties, assessments or other governmental charges not been imposed as a result of the Tax Event. We refer to these payments in this prospectus as "Additional Amounts." Our payments of Additional Amounts on the subordinated debt securities will ensure that the distributions then due and payable by the trust at issue on the trust's outstanding trust preferred securities and trust common securities will not be reduced as a result of such taxes, duties, assessments or governmental charges imposed as a result of a Tax Event.

         Redemption.

         Whenever subordinated debt securities are repaid (other than following the distribution of subordinated debt securities to the holders of the trust securities), whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a Like Amount (as defined below) of the related trust securities, upon not less than 30 nor more than 60 days notice of the date of redemption to the holders of the trust securities, at a redemption price equal to the liquidation amount of the trust securities to be redeemed plus accrued and unpaid interest to the redemption date. See "Description of Subordinated Debt Securities - Optional Redemption" and "- Special Event Redemption." If less than all of the subordinated debt securities are to be redeemed on a redemption date, then the proceeds of such redemption shall be allocated pro rata among the related trust securities, unless an event of default with respect to the subordinated debt securities has occurred and is continuing. See "- Subordination of Trust Common Securities."

         The term "Like Amount" means:

        o with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of the subordinated debt securities that are to be contemporaneously paid in accordance with their terms; and

        o with respect to a distribution of subordinated debt securities upon the dissolution and liquidation of the trust, subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such subordinated debt securities are being distributed.

         We will have the option to redeem the subordinated debt securities:

        o in whole at any time or in part from time to time on or after the date indicated in the prospectus supplement; and

        o in whole, but not in part, at any time within 90 days of the occurrence of a Special Event.

         See "Description of Subordinated Debt Securities - Optional Redemption and - Special Event Redemption."

         Redemption Procedures.

         If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or redemption of the related subordinated debt securities. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that a trust has funds legally available for the payment of the applicable redemption price. See also "- Subordination of Trust Common Securities."

         If a trust gives a notice of redemption in respect of its trust preferred securities, then, by 2:00 p.m., New York City time, on the redemption date, to the extent funds are legally available to the trust, with respect to the trust preferred securities held by DTC, or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "Book-Entry System." With respect to the trust preferred securities that are held in certificated form, the property trustee, to the extent funds are legally available, will deposit with the paying agent for those trust preferred securities funds sufficient to pay the applicable redemption price and will give that paying agent irrevocable instructions to pay the applicable redemption price to the holders of those trust preferred securities upon surrender of their certificates evidencing those trust preferred securities. See "- Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of those trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then upon the date of that deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of those holders to receive the applicable redemption price, and those trust preferred securities will cease to be outstanding.

         If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. If the next succeeding business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantees:

        o distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the issuing trust to the date the redemption price is actually paid; and

        o the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         We or our affiliates may, subject to applicable law, from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

         If less than all of a trust's outstanding trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of those trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among such trust's trust preferred securities and trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreements, unless the context otherwise requires, all provisions relating to the redemption of the trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities that are to be redeemed at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the subordinated debt securities, on and after the redemption date, distributions will cease to accrue on the trust securities called for redemption.

    Dissolution of a Trust and Distribution of the Subordinated Debt Securities.

         Each trust shall automatically dissolve upon the first to occur of:

        o       our bankruptcy, dissolution or liquidation;

        o delivery by us to the property trustee of a direction in writing to dissolve the trust and distribute the subordinated debt securities to the holders of the trust's trust securities;

        o       the expiration of the term of the trust;

        o the payment at maturity or redemption of the applicable subordinated debt securities and the consequent payment of all of the trust preferred securities as described under "- Redemption"; and

        o the entry of an order for dissolution of the trust by a court of competent jurisdiction.

         We have the right at any time to dissolve the trusts and, after satisfaction of liabilities to creditors of the trusts, cause the subordinated debt securities held by the trusts to be distributed to the holders of the trust securities in liquidation of the trusts.

         If a dissolution occurs as described in the first or last bullet points in the preceding paragraph, the trust at issue will be wound up by the administrative trustees as expeditiously as possible. After satisfaction (whether by payment or reasonable provision for payment) of liabilities to the trust's creditors, except in connection with a dissolution of the trust resulting from the redemption of trust securities, the property trustee will distribute to the holders of trust securities a Like Amount of the subordinated debt securities held by the trust, unless that distribution is determined by the administrative trustees not to be practicable. In that case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if an event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "- Subordination of Trust Common Securities."

         If we elect not to prepay the subordinated debt securities before maturity in accordance with their terms and either elect not to or are unable to dissolve and wind up a trust and distribute the subordinated debt securities to holders of the trust securities, the trust securities will remain outstanding until the repayment of the subordinated debt securities on the stated maturity date.

         After the liquidation date is fixed for any distribution of subordinated debt securities to holders of the trust securities:

        o       the trust securities will no longer be deemed to be outstanding;

        o any holders who provide certificates representing trust securities will receive certificates representing a Like Amount of subordinated debt securities;

        o any certificates for trust securities not surrendered for exchange will be deemed to represent a Like Amount of subordinated debt securities; and

        o all rights of holders of trust securities will cease except the right to receive a Like Amount of subordinated debt securities.

         Subordination of Trust Common Securities.

         Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date, an event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

         In the case of any event of default under the subordinated debt indenture, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to that event of default until its effect on the trust preferred securities is cured, waived or otherwise eliminated. Until that event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as the holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

         Trust Agreement Events of Default; Notice.

         Each trust agreement provides that an event of default under the subordinated debt indenture with respect to the series of subordinated debt securities held by that trust constitutes an event of default with respect to the trust securities. See "Description of Subordinated Debt Securities - Events of Default."

         Within ninety days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of that default to the holders of the trust securities and the other persons entitled to such notice under the trust agreement, unless the default is cured or waived. We are required to file annually with the subordinated debt trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the subordinated debt indenture.

         Upon the occurrence of a trust agreement event of default, the subordinated debt trustee or the property trustee as the holder of the subordinated debt securities will have the right under the subordinated debt indenture to declare the principal of and interest on the subordinated debt securities held by the trust to be immediately due and payable.

         If a trust agreement event of default occurs and is continuing, then the holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as holder of the subordinated debt securities. If the property trustee fails to enforce its rights with respect to the subordinated debt securities held by the trust at issue, any record holder of the trust preferred securities issued by that trust may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under those subordinated debt securities without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, if a trust agreement event of default has occurred and is continuing and that event is attributable to our failure to pay interest, principal or other required payments on the subordinated debt securities issued to the trust on the date that interest, principal or other payment is otherwise payable, then a record holder of the trust preferred securities may, on or after the respective due dates specified in the subordinated debt securities, institute a proceeding directly against us for enforcement of payment on those subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by that holder. In connection with such an action, we will be subrogated to the rights of that record holder of trust preferred securities to the extent of any payment made by us to that record holder of trust preferred securities.

         If a trust agreement event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described above under " - Liquidation of the Trust and Distribution of Subordinated Debt Securities" and " - Subordination of Trust Common Securities."

         Removal of a Trust's Trustees.

         Unless a trust agreement event of default occurs and is continuing, we may remove any trustee of a trust at any time, as the holder of the trust common securities. If a trust agreement event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at that time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of a trustee of a trust and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

         Under the trust agreement, if the property trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the property trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the trust agreement. To the extent permitted by the Trust Indenture Act, the property trustee shall not be deemed to have a conflicting interest by virtue of being trustee under the guarantee.

         Mergers, Consolidations, Amalgamations or Replacements of a Trust.

         A trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "- Liquidation of the Trust and Distribution of Subordinated Debt Securities." Each trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State; provided that:

        o       such successor entity either:

                  - expressly assumes all of the obligations of the trust with respect to the trust securities; or

                  - substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (successor securities) so long as the successor securities rank the same as the trust preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

        o we expressly appoint a trustee of that successor entity possessing the same powers and duties as the property trustee as the holder of the subordinated debt securities;

        o the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed or quoted, if any;

        o if the trust preferred securities (including any successor securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation or replacement does not cause those trust preferred securities (including any successor securities) to be downgraded by any such nationally recognized statistical rating organization;

        o such merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect;

        o the successor entity has a purpose substantially identical to the purpose of the trust;

        o prior to such merger, consolidation, amalgamation or replacement, we and the property trustee have received an opinion from counsel to the effect that:

                  - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect;

                  - following the merger, conversion, consolidation, amalgamation or replacement, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act;

                  - following such merger, consolidation, amalgamation or replacement, the trust or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes; and

        o we guarantee the obligations of that successor entity under the Successor Securities at least to the extent provided by the guarantees.

         Notwithstanding the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of its trust securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger or replacement would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

         Voting Rights.

         Except as provided above under "- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and below under "Description of Guarantees - Amendments and Assignment" and as otherwise required by law and the trust agreements, the holders of the trust preferred securities will have no voting rights.

         Amendment of the Trust Agreements.

         We and the administrative trustees, without the consent of the holders of the trust securities issued pursuant to the trust agreement or the other trustees, may amend each trust agreement from time to time:

        o to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, provided, however, that the interests of the holders of the trust securities shall not be adversely affected in any material respect; or

        o to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding.

Any amendments of the trust agreement pursuant to the bullets above shall become effective once notice is given to the holders of the trust securities issued pursuant to the trust agreement at issue.

         The sponsor and the administrative trustees may amend a trust agreement:

        o with the consent of holders representing not less than 66-2/3% (based upon liquidation amount) of the outstanding trust securities issued pursuant to the trust agreement; and

        o upon receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

         However, without the consent of each holder of trust securities issued pursuant to the trust agreement, a trust agreement may not be amended to:

        o change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date;

        o restrict the right of a holder of the trust securities to institute suit for the enforcement of any such payment on or after such date; or

        o change the level of consent required from the holders of the trust securities to amend a trust agreement.

         The trustees may not enter into or consent to any amendment to a trust agreement which would cause the trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act or to not be characterized for U.S. federal income tax purposes as a grantor trust and each holder of trust securities not to be treated as owning an undivided beneficial interest in the subordinated debt securities.

         So long as any subordinated debt securities are held by a trust, the trustees will not:

        o direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee, or execute any trust or power conferred on the subordinated debt trustee with respect to the subordinated debt securities held by the trust;

        o waive any past defaults under the subordinated debt indenture held by the trust;

        o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the subordinated debt securities held by the trust; or

        o consent to any amendment, modification or termination of the subordinated debt indenture or the subordinated debt securities, where that consent shall be required, or to any other action as the holder of the subordinated debt securities held by the trust, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation amount of all outstanding trust preferred securities issued by the trust. However, where a consent under the subordinated debt indenture would require the consent of each holder of subordinated debt securities affected thereby, no such consent shall be given by the trustees without the prior consent of each holder of the trust preferred securities. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of those holders. The property trustee shall notify each holder of the trust preferred securities of any notice of default that it receives with respect to the subordinated debt securities held by the trust. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

         Any required approval of holders of trust preferred securities may be given at a meeting of those holders convened for that purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of the trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

         No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel trust preferred securities in accordance with its trust agreement.

         Form, Denomination, Book-Entry Procedures and Transfer.

         Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be issued in registered, global form. See "Book-Entry System."

         Payment and Paying Agent.

         Payments in respect of trust preferred securities held in global form will be made to the depository, which shall credit the relevant accounts at the depository on the applicable distribution dates, or in respect of trust preferred securities that are not held by the depository, those payments shall be made by check mailed to the address of the holder entitled thereto as that address shall appear on the register. The paying agent for the trusts will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the administrative trustees and us. If the paying agent resigns or is removed, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

         Registrar and Transfer Agent.

         The property trustee will act as registrar and transfer agent for the trust preferred securities.

         Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the issuing trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The issuing trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.

         Information Concerning the Property Trustee.

         The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         Wachovia Trust Company, National Association, will serve as the property trustee, the Delaware trustee and the guarantee trustee. See "Description of Guarantees." Wachovia Bank, National Association, serves as the trustee for the subordinated debt securities. See "Description of Subordinated Debt Securities."

         Miscellaneous.

         The administrative trustees are authorized and directed to conduct the affairs of and to operate each trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust securities.

         The trust agreements and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

         Certain United States Federal Income Tax Consequences.

         We may include a discussion of certain United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a trust preferred security in the prospectus supplement related to the issuance of that trust preferred security. Please refer to any discussion of the taxation of the trusts, subordinated debt securities or trust preferred securities provided in the applicable prospectus supplement.

         It is expected that, in connection with the issuance of the trust preferred securities, Ballard Spahr Andrews & Ingersoll LLP, tax counsel to us and to the trusts, will render its opinion that, under then current law and subject to certain assumptions, each of the trusts will be characterized for United States federal income tax purposes as a "grantor trust" and not as an association or publicly traded partnership taxable as a corporation. If a trust is properly characterized as a grantor trust, the trust will not be subject to United States federal income taxes and each beneficial owner of trust preferred securities will be treated for such purposes as owning a pro rata undivided interest in the subordinated debt securities, and will be required to include in income any income with respect to the owner's allocable share of those subordinated debt securities.

         Potential purchasers of trust preferred securities should be aware that a subordinated debt security might be treated as having been issued with original issue discount (OID). In general, a subordinated debt security will be treated as having been issued with OID if, among other possibilities:

        o the subordinated debt security has an issue price (determined under applicable regulations) that is less than the subordinated debt security's principal amount, or

        o interest on the subordinated debt security is not considered to be unconditionally payable at least annually during the entire term of the subordinated debt security at a single fixed rate or, subject to certain exceptions, at one or more variable rates.

         Our ability to defer interest payments on the subordinated debt securities, described in "Distributions" and "Description of Subordinated Debt Securities - Option to Extend Interest Payment Date" might result in the subordinated debt securities having OID. A beneficial owner of a trust preferred security evidencing an interest in a subordinated debt security with OID generally will be required to include that OID in income as it accrues, regardless of the owner's method of accounting for United States federal income tax purposes, before receipt of cash payments attributable to that income.

         If relevant, the applicable prospectus supplement will contain a more complete discussion of the rules governing the treatment of OID, including a discussion of the consequences under those rules of our ability to defer interest payments on the subordinated debt securities.

         The United States federal income tax discussion set forth above is included for general information only and does not purport to be a complete discussion of the United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a trust preferred security. Prospective purchasers of a trust preferred security should consult the prospectus supplement related to the issuance of the trust preferred security they are considering purchasing and their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of a trust preferred security.

                   DESCRIPTION OF SUBORDINATED DEBT SECURITIES

         We will issue the subordinated debt securities under an Indenture between us and Wachovia Bank, National Association, as subordinated debt trustee. We refer to this Indenture, as amended and supplemented, in this prospectus as the "subordinated debt indenture" and to Wachovia Bank, National Association, in its capacity as trustee under the subordinated debt indenture, as the "subordinated debt trustee." The subordinated debt indenture will be qualified under the Trust Indenture Act. We have summarized selected provisions of the subordinated debt indenture below. We suggest that you read the form of subordinated debt indenture for the complete text of those provisions as well as for the provisions that are not summarized but may be important to you. A copy of the form of subordinated debt indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

         The subordinated debt securities may be distributed to the holders of trust securities in liquidation of the issuing trust. See "Description of Trust Preferred Securities - Liquidation of the Trust and Distribution of the Subordinated Debt Securities." If that occurs, we will use our best efforts to have the subordinated debt securities listed on the New York Stock Exchange or on the exchange on which the trust preferred securities are then listed.

         General Information.

         Each trust will invest the proceeds obtained from any issuance of its trust preferred securities, together with the consideration paid by us for its trust common securities, in subordinated debt securities issued by us. The subordinated debt securities will bear interest from the same date and at the same rate as the trust preferred securities. It is anticipated that, until the liquidation, if any, of the issuing trust, each subordinated debt security will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

         Unless otherwise specified in the accompanying prospectus supplement, we will initially issue each of the subordinated debt securities in the form of one or more global securities, in registered form, as described under "- Form, Registration and Transfer" below and "Book-Entry System." The subordinated debt securities will be issued in denominations and integral multiples as provided in the applicable prospectus supplement. Payments with respect to global subordinated debt securities will be made to the depository as described under "Book-Entry System." In the event the subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the subordinated debt securities will be registrable and the subordinated debt securities may be exchanged for subordinated debt securities of other denominations for a like aggregate principal amount at the corporate trust office of the subordinated debt trustee in Philadelphia, Pennsylvania. See "- Payment and Paying Agents."

         Ranking.

         The subordinated debt securities will rank equally with all other subordinated debt and will be unsecured, subordinate, and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the subordinated debt indenture. The subordinated debt securities will mature on the date provided in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will not be subject to a sinking fund provision.

         Subordination.

         In the subordinated debt indenture, we will covenant and agree that any subordinated debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all Senior Indebtedness (the meaning of which is set forth below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to us, all Senior Indebtedness must be paid in full before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect thereof.

         No payments on account of principal, or premium, or interest, if any, in respect of the subordinated debt securities may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof has occurred and is continuing, or if any judicial proceeding shall be pending with respect to any such default.

         The term "Senior Indebtedness" means:

        o       all of our obligations for borrowed money;

        o all of our obligations evidenced by securities, bonds, notes, debentures issued under indentures other than the subordinated debt indenture or other similar instruments;

        o       all of our capital lease obligations;

        o all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and our obligations under any title retention agreement, but excluding our trade accounts payable arising in the ordinary course of business;

        o all of our reimbursement obligations with respect to any letter of credit, banker's acceptance, security purchase facility or similar credit transactions;

        o all obligations of the type referred to in the preceding bullet points of another person that we have guaranteed or are responsible or liable for as obligor or otherwise; and

        o all obligations of the type referred to in the preceding bullet points of another person secured by any lien on any of our property or assets (whether or not that obligation has been assumed by us), except for:

                - those obligations that, by their terms, rank equally with or junior to the subordinated debt securities, including all of our obligations and associated guarantees to our other trusts, partnerships or entities that act as our financing vehicle for the issuance of preferred securities that rank equally with or junior to the trust preferred securities; and

                -       obligations between our affiliates and us.

         Senior Indebtedness continues to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of that Senior Indebtedness.

         The subordinated debt indenture does not limit the aggregate amount of Senior Indebtedness that we may issue, nor does it afford holders of the subordinated debt securities protection in the event of a highly leveraged or similar transaction involving our company.

         Certain Covenants.

         We covenant that we will not, and will not permit any subsidiary to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (subject to certain exceptions) if at such time there shall have occurred any event that would constitute an event of default under the subordinated debt indenture or we are in default with respect to payments of any of our obligations under the guarantees.

         If we have given notice of our election to defer interest payments on the subordinated debt securities as provided in the subordinated debt indenture and the deferral period, or any extension thereof, is continuing, we covenant not to declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock.

         So long as an issuing trust's trust preferred securities remain outstanding, we also covenant:

        o to maintain 100% direct or indirect ownership of the issuing trust's trust common securities; provided, however, that any successor to us is permitted under the subordinated debt indenture to succeed to our ownership of the trust common securities;

        o to not cause or permit the dissolution, winding-up or termination of the issuing trust, except in connection with the distribution of subordinated debt securities or in connection with certain mergers, consolidations or amalgamations, each as permitted by the applicable trust agreement; and

        o       to use our reasonable efforts to cause the issuing trust:

                - to remain a statutory trust, except in connection with the distribution of subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations as permitted by the applicable trust agreement; and

                - to continue otherwise to be treated as a grantor trust for United States federal income tax purposes.

         Optional Redemption.

         Unless otherwise specified in the applicable prospectus supplement, we may redeem a series of subordinated debt securities, at our option, in whole at any time or in part from time to time, on or after the date indicated in the prospectus supplement. Unless the applicable prospectus supplement states otherwise, the redemption price for such an optional redemption will be equal to 100% of the principal amount of subordinated debt securities to be redeemed plus any accrued and unpaid interest, including Additional Amounts and Compounded Interest, if any, as described under "- Interest," to the redemption date.

         If a partial redemption of a series of subordinated debt securities would result in the delisting of the trust preferred securities from any national securities exchange or other organization on which those securities are then listed, we may only redeem a series of subordinated debt securities in whole.

         Unless otherwise specified in the applicable prospectus supplement, upon the occurrence of a Tax Event as described under "- Special Event Redemption" below, we may, at our option in certain circumstances redeem the subordinated debt securities in whole, but not in part, within 90 days following the occurrence of the Special Event at a redemption price equal to 100% of the principal amount of subordinated debt securities to be redeemed plus any accrued and unpaid interest to the redemption date.

         Cancellation.

         All subordinated debt securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any person, other than the subordinated debt trustee, be delivered to the subordinated debt trustee, and any of those subordinated debt securities surrendered directly to the subordinated debt trustee for any such purpose shall be promptly canceled by it. Our acquisition at any time of any subordinated debt securities shall not operate as a redemption or satisfaction of the indebtedness represented by those subordinated debt securities unless and until we deliver the same to the subordinated debt trustee for cancellation.

         Option to Extend Interest Payment Date.

         The applicable prospectus supplement will set forth the length of time for which we may defer the payment of interest on a series of subordinated debt securities. No deferral period may end on a date other than an interest payment date or extend beyond the stated maturity date of the subordinated debt securities. At the end of any deferral period, we will pay all interest then accrued and unpaid (including Additional Amounts and Compounded Interest, if any).

         During any interest deferral period at any time when a trust is the holder of subordinated debt securities, we will not make specified payments on our capital stock. See "- Certain Covenants."

         Prior to the termination of any deferral period, we may further extend that deferral period, so long as the extension does not cause that deferral period to exceed the time period specified in the applicable prospectus supplement or extend beyond the stated maturity date of the subordinated debt securities. Upon the termination of any deferral period and the payment of all amounts then due, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof, but we have the option to prepay at any time all or a portion of the interest accrued during any deferral period.

         We will give the trust holding the subordinated debt securities at issue notice of our selection or extension of a deferral period at least the number of business days specified in the applicable prospectus supplement prior to:

        o the next date on which distributions on the applicable trust securities are payable; or

        o the date on which we or the trust are required to give notice to any securities exchange or other applicable self-regulatory organization of the record date or the date such distributions are payable, but in any event at least one business day before that record date.

         There is no limitation in the subordinated debt indenture on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the subordinated debt securities.

         Interest.

         We will pay interest on the subordinated debt securities as set forth in the applicable prospectus supplement. We will also pay the following amounts on the subordinated debt securities:

        o Additional Amounts, in the circumstances described under "Description of Trust Preferred Securities - Payment of Additional Amounts"; and

        o interest on interest payments that are deferred because of an interest deferral period, which we refer to in this prospectus as Compounded Interest.

         Special Event Redemption.

         Unless otherwise specified in the applicable prospectus supplement, if a Special Event occurs and is continuing, we may, at our option, redeem the subordinated debt securities in whole or in part at any time within 90 days of the occurrence of that Special Event, at a redemption price to be specified in the applicable prospectus supplement.

         A "Special Event" means a Tax Event or an Investment Company Event.

         An "Investment Company Event" means the receipt by us of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective on or after the date of the original issuance of the trust preferred securities.

         A "Tax Event" means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of:

        o any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or

        o any amendment to, or change in, any interpretation or application of such laws or regulations,

which change or amendment becomes effective on or after the date of the original issuance of the trust preferred securities, there is more than an insubstantial risk that:

        o a trust would be subject to United States federal income tax with respect to income received or accrued on the subordinated debt securities;

        o interest payable by us to a trust on the subordinated debt securities would not be deductible by a member of our consolidated tax group for United States federal income tax purposes; or

        o a trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on such those subordinated debt securities called for redemption.

         Modification of Subordinated Debt Indenture.

         From time to time we and the subordinated debt trustee may, without the consent of the holders of subordinated debt securities, amend the subordinated debt indenture for specified purposes, including, among other things, to cure any ambiguity, defect or inconsistency contained in the subordinated debt indenture or the trust preferred securities and to create any new series of subordinated debt securities.

         The subordinated debt indenture contains provisions permitting us and the Subordinated Debt Trustee, with the consent of the holders of at least 66-2/3% in aggregate principal amount of the subordinated debt securities, to modify the subordinated debt indenture or any supplemental indenture in a manner affecting the rights of the holders of subordinated debt securities. However, no such modification may, without the consent of the holders of each outstanding subordinated debt security so affected:

        o extend the fixed maturity, or reduce the rate of interest or extend the time of payment of interest on, or reduce the principal amount of, the subordinated debt securities or reduce the amount payable on redemption thereof; or

        o reduce the percentage of principal amount of subordinated debt securities, the holders of which are required to consent to any such modification of the subordinated debt indenture.

         Events of Default.

         The subordinated debt indenture provides that any one or more of the following constitute an event of default with respect to the subordinated debt securities:

        o failure to pay any interest on the subordinated debt securities when due for 30 days, subject to the deferral of any due date in the case of an extension period;

        o failure to pay any principal or premium, if any, on the subordinated debt securities when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise, subject to the deferral of any due date in the case of an extension period;

        o failure to observe or perform any of our other covenants contained in the subordinated debt indenture for 90 days after written notice to us from the subordinated debt trustee or the holders of at least 25% in aggregate outstanding principal amount of subordinated debt securities;

        o       our bankruptcy, insolvency or reorganization, in certain cases;
                or

        o the voluntary or involuntary dissolution, winding-up or termination of the trust, except in connection with the distribution of subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations as permitted by the applicable trust agreement.

         The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee. If an event of default has occurred and is continuing, the subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of the subordinated debt securities may declare the principal amount on all subordinated debt securities due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration has been deposited with the subordinated debt trustee.

         The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities affected thereby may, on behalf of the holders of all the subordinated debt securities, waive any past default or event of default and its consequences, except:

        o a default in the payment of principal, premium, if any, on or interest (unless such a default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee); or

        o a default in our covenant not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire any of our capital stock during any interest deferral period.

         In case an event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on the subordinated debt securities, and any other amounts payable under the subordinated debt indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the subordinated debt securities.

         An event of default under the subordinated debt indenture also constitutes an event of default under the related trust agreement. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the subordinated debt securities. See "Description of Trust Preferred Securities - Trust Agreement Events of Default; Notice."

         Consolidation, Merger, Sale of Assets and Other Transactions.

         The subordinated debt indenture does not contain any covenant which restricts our or the trusts' ability to:

        o       merge or consolidate with or into any corporation;

        o sell or convey all or substantially all of our or the trust's assets to any person, firm or corporation; or

        o       otherwise engage in restructuring transactions;

provided that the due and punctual performance and observance of all the covenants and conditions of the subordinated debt indenture is expressly assumed by any successor to us.

         Satisfaction and Discharge.

         We may be discharged from all of our obligations under the subordinated debt indenture (except as otherwise provided in the subordinated debt indenture) when:

        o either (1) all of the subordinated debt securities have been delivered to the subordinated debt trustee for cancellation, or
                (2) all subordinated debt securities not delivered to the subordinated debt trustee for cancellation

                -       have become due and payable,

                - will become due and payable by their terms within one year, or

                - are to be called for redemption within one year under arrangements satisfactory to the subordinated debt trustee for the giving of notice of redemption,

                and we, in the case of clause (2), have deposited or caused to be deposited with the subordinated debt trustee, in trust, an amount in moneys or Governmental Obligations, or any combination of the foregoing, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the subordinated debt trustee to pay all principal, premium, if any, and interest on those subordinated debt securities due or to become due;

        o we have paid or caused to be paid all other sums payable by us under the subordinated debt indenture; and

        o we have delivered to the subordinated debt trustee an opinion of counsel to the effect that, based upon our receipt from, or the publication by the Internal Revenue Service of a ruling or change in law, the holders of subordinated debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

         Form, Registration and Transfer.

         If the subordinated debt securities are distributed to the holders of the trust securities, the subordinated debt securities may be represented by one or more global certificates registered in the name of DTC or its nominee. Under those circumstances, the depository arrangements for the subordinated debt securities would be expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry System."

         Payment and Paying Agents.

         Payment of principal of, premium, if any, and interest on the subordinated debt securities will be made at the office of the subordinated debt trustee or at the office of any other paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made, except in the case of subordinated debt securities in global form, by check mailed to the address of the holder thereof as such address shall appear in the register for subordinated debt securities.

         Payment of any interest on any subordinated debt security will be made to the person in whose name that subordinated debt security is registered at the close of business on the record date for that interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for the subordinated debt securities.

         Any monies deposited with the subordinated debt trustee or any paying agent for the payment of the principal of, and premium, if any, or interest on any subordinated debt security and remaining unclaimed for two years after that principal, and premium, if any, or interest has become due and payable shall, at our request, be repaid to us and the holder of that subordinated debt security shall thereafter look only to us for payment thereof.

         Governing Law.

         The subordinated debt indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles thereof.

         Information Concerning the Subordinated Debt Trustee.

         The subordinated debt trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the subordinated debt indenture at the request of any holder of subordinated debt securities, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. However, the foregoing shall not relieve the subordinated debt trustee, upon the occurrence of an event of default under the subordinated debt indenture, from exercising the rights and powers vested in it by the subordinated debt indenture. Under the subordinated debt indenture, if the subordinated debt trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the subordinated debt trustee and we shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Wachovia Bank, National Association, will serve as subordinated debt trustee. See "Description of Trust Preferred Securities - Information Concerning the Property Trustee."

         Miscellaneous.

         We have the right at all times to assign any of our rights or obligations under the subordinated debt indenture to a direct or indirect wholly owned subsidiary of us; provided that, in the event of any such assignment, we will remain liable for all of our obligations under the subordinated debt indenture. Subject to the foregoing, the subordinated debt indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The subordinated debt indenture provides that it may not otherwise be assigned by the parties thereto.

         We have covenanted in the subordinated debt indenture to pay all fees and expenses related to:

        o the offering of the trust preferred securities and the subordinated debt securities;

        o       the organization, maintenance and dissolution of the trusts;

        o       the retention of the trusts' trustees; and

        o the enforcement by the property trustee of the rights of holders of trust preferred securities.

                            DESCRIPTION OF GUARANTEES

         Set forth below is a summary of information concerning the guarantees, which will be executed and delivered by us for the benefit of the holders from time to time of the trust preferred securities. The guarantee has been qualified under the Trust Indenture Act. Wachovia Trust Company, National Association, the guarantee trustee, will hold the guarantees for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act.

         General Information.

         We will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that we, in our capacity as guarantor, may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

        o any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the issuing trust has funds on hand legally available therefor at that time;

        o the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the issuing trust has funds on hand legally available therefor at that time; and

        o upon a voluntary or involuntary dissolution, winding-up or liquidation of the issuing trust (other than in connection with the distribution of the subordinated debt securities held by the issuing trust to holders of its trust preferred securities), the lesser of:

                - the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent the trust has funds legally available therefor at the time; and

                - the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

         Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay those amounts to those holders.

         Each guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities at issue from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the issuing trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the subordinated debt securities held by the property trustee, the issuing trust will not make distributions on the trust preferred securities.

         Through the guarantees, the trust agreements, the subordinated debt securities and the subordinated debt indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the issuing trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Subordinated Debt Securities and the Guarantee."

         Status of the Guarantees.

         Each guarantee will constitute our unsecured obligation and will rank
(x) subordinate and junior in right of payment to all of our other liabilities, including the subordinated debt securities, except those obligations or liabilities made pari passu or subordinate by their terms, (y) pari passu with any guarantee in respect of any preferred stock of any affiliate of ours and (z) senior to all of our preferred and common stock.

         Our obligations under each guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to us for payments under the guarantees. See "Description of Subordinated Debt Securities -Subordination." The guarantees do not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness, whether under the subordinated debt indenture, any other indenture that we may enter into in the future or otherwise.

         Each guarantee will constitute a guarantee of payment and not of collection. Each guarantee will be held for the benefit of the holders of the trust preferred securities and will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the subordinated debt securities. The guarantees do not limit the amount of additional Senior Indebtedness that we may incur.

         Guarantee Events of Default.

         An event of default under a guarantee will occur upon our failure to perform any of our payment obligations thereunder. The holders of more than 50% in liquidation amount of the trust preferred securities affected by such an event of default will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

         If the guarantee trustee fails to enforce the guarantee at issue, any holder of the trust preferred securities at issue may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the issuing trust, the guarantee trustee or any other person or entity.

         We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

         Amendments and Assignment.

         Except with respect to any changes that do not materially and adversely affect the rights of holders of the trust preferred securities (in which case no consent will be required), each guarantee may be amended only with the prior approval of the holders of not less than 66-2/3% of the liquidation amount of the outstanding trust preferred securities at issue. The manner of obtaining that approval will be as set forth under "Description of Trust Preferred Securities, - Voting Rights, - Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding. Except in connection with our consolidation or merger or a conveyance, transfer or lease by us, we may not assign our obligations under the guarantee.

         Termination of the Guarantees.

         Each guarantee will terminate and be of no further force and effect upon:

        o full payment of the applicable redemption price of the trust preferred securities covered by the guarantee; or

        o upon liquidation of the issuing trust, the full payment of the liquidation distribution or the distribution of the subordinated debt securities to the holders of the trust preferred securities.

         Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities covered by the guarantee must restore payment of any sums paid under the trust preferred securities or the guarantee.

         Information Concerning the Guarantee Trustee.

         Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only those duties as are specifically set forth in the guarantee and, in case default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. If the guarantee trustee has or shall acquire a "conflicting interest" within the meaning of Section 301(b) of the Trust Indenture Act, the guarantee trustee and we shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Governing Law.

         The guarantee will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles thereof.

       RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE SUBORDINATED
                       DEBT SECURITIES AND THE GUARANTEES

         Full and Unconditional Guarantee.

         Payments of distributions and other amounts due on the trust preferred securities (to the extent the issuing trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantees." Taken together, our obligations under the subordinated debt securities, the subordinated debt indenture, the trust agreements and the guarantees provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the issuing trust's obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the subordinated debt securities held by the trust, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The guarantees will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In that event, the remedy of a holder of trust preferred securities is to institute a direct action against us. Our obligations under the guarantees are subordinate and junior in right of payment to all Senior Indebtedness.

         Sufficiency of Payments.

         As long as payments of interest and other payments are made when due on the subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

        o the aggregate principal amount or redemption price of the subordinated debt securities is equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

        o the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

        o we will pay for all and any costs, expenses and liabilities of the trusts except the trusts' obligations to holders of trust securities under the trust securities; and

        o each trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

         Notwithstanding anything to the contrary in the subordinated debt indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

         Enforcement Rights of Holders of Trust Preferred Securities.

         A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable guarantee trustee, trust or any other person or entity.

         Limited Purpose of the Trusts.

         The trust preferred securities represent preferred undivided beneficial interests in the assets of the issuing trust, and the issuing trust exists for the sole purpose of:

        o       issuing and selling its trust securities;

        o using the proceeds from the sale of its trust securities to acquire the subordinated debt securities; and

        o engaging in only those other activities necessary or incidental to these purposes.

         A principal difference between the rights of a holder of a trust preferred security and a holder of a subordinated debt security is that a holder of a subordinated debt security will be entitled to receive from us the principal amount of, and premium, if any, and interest on subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under the guarantee) if and to the extent the issuing trust has funds on hand legally available for the payment of those distributions.

         Rights Upon Dissolution.

         Unless the subordinated debt securities are distributed to holders of the related trust securities or if the trust securities have been redeemed, upon any voluntary or involuntary dissolution and liquidation of the issuing trust, after satisfaction of liabilities to creditors of the issuing trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the issuing trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities - Liquidation of the Trust and Distribution of Subordinated Debt Securities." Upon our voluntary or involuntary liquidation or bankruptcy, each property trustee, as holder of the subordinated debt securities, would be our subordinated creditor, subordinated in right of payment to all Senior Indebtedness as set forth in the subordinated debt indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the guarantees and will agree to pay for all costs, expenses and liabilities of the trusts (other than the trusts' obligations to the holders of the trust securities), the positions of a holder of trust preferred securities and a holder of subordinated debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                                BOOK-ENTRY SYSTEM

         Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, common stock, preferred stock and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons (as applicable). The global security will be deposited with, or on behalf of, a depository, and registered in the name of that depository or a nominee of that depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be DTC.

         The global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of that issue and will be deposited with DTC. So long as the depository, or its nominee, is the registered owner of a global security, that depository or such nominee, as the case may be, will be considered the owner of that global security for all purposes under the Indenture, the subordinated debt indenture or the trust agreement, as applicable, including for any notices and voting. Except as otherwise provided below, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the indenture, subordinated debt indenture or the trust agreement, as applicable. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a direct participant, on procedures of the direct participant through which that person holds its interest, to exercise any of the rights of a registered owner of such security.

         A global security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global securities may not be exchanged for securities in certificated form except in the circumstances described in the following paragraph.

         We will be obligated to exchange global securities in whole for certificated securities only if:

        o the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under applicable law and, in either case, we thereupon fail to appoint a successor depository within 90 days;

        o we, at our option, notify the applicable trustee in writing that we elect to cause the issuance of certificated securities; or

        o there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

         In all cases, certificated securities delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with customary procedures).

         The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC's control and are subject to changes by DTC from time to time. We take no responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

        o DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        o DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        o Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        o DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        o Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

        o The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

         To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

         Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

         Payments of distributions, dividends, principals, interests, premiums and liquidation amounts, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the trustee for those securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions, dividends, principals, interests, premiums and liquidation amounts, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of those payments to the beneficial owners shall be the responsibility of the participants.

         DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving us reasonable notice. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

         The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

         None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

                              PLAN OF DISTRIBUTION

         We may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

         Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

         The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

        o       commercial and savings banks;

        o       insurance companies;

        o       pension funds;

        o       investment companies; and

        o       educational and charitable institutions.

         The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

         We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

         When we issue the securities offered by this prospectus, except for shares of our common stock, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

         Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their and/or our businesses.

                                  LEGAL MATTERS

         Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the securities (other than the trust preferred securities) for us, and Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the securities (other than the trust preferred securities) for any underwriters, dealers, purchasers or agents. Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts, will render an opinion as to the validity of the trust preferred securities. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.




                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities are set forth in the following table. All amounts except the SEC registration fee are estimated.

         SEC registration fee...........................................$       80,900
         Listing fees and expenses......................................$       25,000
         Accounting fees and expenses...................................$       25,000
         Printing and engraving expenses................................$       85,000
         Legal fees and expenses........................................$      100,000
         Trustee fee....................................................$       17,500
         Miscellaneous..................................................$        1,000
                                                                        ----------------
         Total..........................................................$      334,400

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Exelon Corporation

         Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the PBCL) contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

         Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However,
Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

         Exelon's Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) including in connection with any proceeding. Exelon's Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from Exelon of a personal benefit to which the recipient is not legally entitled.

         As permitted by PBCL Section 1713, Exelon's Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of Exelon or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

         Exelon has purchased directors' and officers' liability insurance.

         Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III

         Section 3817 of the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq., provides that, subject to such standards and restrictions, if any, as set forth in the governing instrument of the trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The trust agreements provide that Exelon Corporation, as the sponsor of the trusts, will indemnify the trustees for, and to hold the trustees harmless against, any and all loss, damage, claims, liability or expense incurred without willful misconduct, gross negligence (ordinary negligence in the case of the Property Trustee) or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust agreements, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

ITEM 16. EXHIBITS.

Exhibit No.       Description
--------------    ---------------

        1.1* Form of Underwriting Agreement relating to common stock, preferred stock, debt securities, stock purchase contracts and stock purchase units.

        1.2* Form of Underwriting Agreement relating to trust preferred securities.

        4.1 Articles of Incorporation of Exelon Corporation (incorporated herein by reference to Exhibit 3.1 of Exelon's Registration Statement on Form S-4, Registration Statement No. 333-37082).

        4.2 Bylaws of Exelon Corporation (incorporated herein by reference to Exhibit 3.2 of Exelon's Registration Statement on Form S-4, Registration Statement No. 333-37082).

        4.3* Indenture dated as of May 1, 2001 between Exelon Corporation and Chase Manhattan Trust Company, N.A., as trustee, relating to debt securities.

        4.4* Form of Indenture between Exelon Corporation and Wachovia Bank, National Association, relating to subordinated debt securities.

        4.5* Certificate of Trust of Exelon Capital Trust I dated as of August 25, 2003

        4.6* Certificate of Trust of Exelon Capital Trust II dated as of August 25, 2003

        4.7* Certificate of Trust of Exelon Capital Trust III dated as of August 25, 2003

        4.8* Declaration of Trust of Exelon Capital Trust I dated as of August 25, 2003

        4.9* Declaration of Trust of Exelon Capital Trust II dated as of August 25, 2003

        4.10* Declaration of Trust of Exelon Capital Trust III dated as of August 25, 2003

        4.11* Form of Amended and Restated Declaration of Trust (including form of trust preferred security certificate)

        4.12*   Form of Guarantee Agreement of Exelon Corporation

        4.13* Form of Statement with Respect to Shares for Exelon Corporation preferred stock

        5.1* Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the shares of common stock, stock purchase contracts and stock purchase units, preferred stock, debt securities, subordinated debt securities and guarantees.

        5.2* Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the trust preferred securities to be issued by Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III.

        8.1* Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to certain federal income tax matters

        12.1* Statement regarding computation of ratio of earnings to fixed charges.

        23.1*   Consent of PricewaterhouseCoopers LLP.

        23.2*   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                Exhibit 5.1).

        23.3* Consent of Richards, Layton & Finger, P.A., special Delaware counsel (included in Exhibit 5.3).

        24.1*   Powers of Attorney (included on signature page).

        25.1* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, N.A., as trustee under the Indenture relating to debt securities.

        25.2* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wachovia Trust Company, National Association, as property trustee under the Amended and Restated Declaration of Trust.

        25.3* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as trustee under the Indenture relating to subordinated debt securities.

        25.4* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wachovia Trust Company, National Association, as guarantee trustee under the Guarantee Agreement.

     ----------------------
     * Filed herewith

ITEM 17. UNDERTAKINGS.

         (a) Each of the undersigned Registrants hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                                Notwithstanding the foregoing, any increase or decrease in volume of shares of common stock offered (if the total dollar value of shares of common stock offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                provided, however, that paragraphs (a)(1)(i) and
                                (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of


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

                                the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)     Each of the Registrants hereby undertakes that:

                (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 5th day of September, 2003.


                                   EXELON CORPORATION


                                   By:      /s/  John W. Rowe
                                            ---------------------------
                                            John W. Rowe
                                            Chairman, Chief Executive
                                              Officer and Director


                                   By:      /s/ Robert S. Shapard
                                            ------------------------------------
                                            Robert S. Shapard
                                            Executive Vice President and Chief
                                              Financial Officer


                                   By:      /s/ Matthew F. Hilzinger
                                            ------------------------------------
                                            Matthew F. Hilzinger
                                            Vice President and Corporate
                                              Controller

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Rowe, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.





         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                         Title                                  Date
               ---------                         -----                                  ----

/s/  Edward A. Brennan                         Director                                September 5, 2003
--------------------------------
Edward A. Brennan

/s/  M. Walter D'Alessio                       Director                                September 5, 2003
--------------------------------
M. Walter D'Alessio

/s/  Nicholas DeBenedictis                     Director                                September 5, 2003
--------------------------------
Nicholas DeBenedictis

/s/  Bruce DeMars                              Director                                September 5, 2003
--------------------------------
Bruce DeMars

/s/  Rosemarie B. Greco                        Director                                September 5, 2003
--------------------------------
Rosemarie B. Greco

/s/  Edgar D. Jannotta                         Director                                September 5, 2003
--------------------------------
Edgar D. Jannotta

/s/  John M. Palms, Ph.D                       Director                                September 5, 2003
--------------------------------
John M. Palms, Ph.D.

/s/  John W. Rogers, Jr.                       Director                                September 5, 2003
--------------------------------
John W. Rogers, Jr.

/s/  Ronald Rubin                              Director                                September 5, 2003
--------------------------------
Ronald Rubin

/s/  Richard L. Thomas                         Director                                September 5, 2003
--------------------------------
Richard L. Thomas




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 5th day of September, 2003.


                             EXELON CAPITAL TRUST I


                             By:      /s/  Thomas R. Miller
                                      ----------------------------------
                                      Name:   Thomas R. Miller
                                      Title:   Administrative Trustee


                             EXELON CAPITAL TRUST II


                             By:      /s/  Thomas R. Miller
                                      ----------------------------------
                                      Name:    Thomas R. Miller
                                      Title:   Administrative Trustee


                             EXELON CAPITAL TRUST III


                             By:      /s/  Thomas R. Miller
                                      ----------------------------------
                                      Name:    Thomas R. Miller
                                      Title:   Administrative Trustee




                                INDEX TO EXHIBITS

Exhibit No.       Description
--------------    ---------------

        1.1* Form of Underwriting Agreement relating to common stock, preferred stock, debt securities, stock purchase contracts and stock purchase units.

        1.2* Form of Underwriting Agreement relating to trust preferred securities.

        4.1 Articles of Incorporation of Exelon Corporation (incorporated herein by reference to Exhibit 3.1 of Exelon's Registration
                Statement on Form S-4, Registration Statement No. 333-37082).

        4.2 Bylaws of Exelon Corporation (incorporated herein by reference to Exhibit 3.2 of Exelon's Registration Statement on Form S-4,
                Registration Statement No. 333-37082).

        4.3*    Indenture dated as of May 1, 2001 between Exelon Corporation and
                Chase Manhattan Trust Company, N.A., as trustee, relating to debt securities.

        4.4*    Form of Indenture between Exelon Corporation and Wachovia Bank,
                National Association, relating to subordinated debt securities.

        4.5*    Certificate of Trust of Exelon Capital Trust I dated as of
                August 25, 2003

        4.6*    Certificate of Trust of Exelon Capital Trust II dated as of
                August 25, 2003

        4.7*    Certificate of Trust of Exelon Capital Trust III dated as of
                August 25, 2003

        4.8*    Declaration of Trust of Exelon Capital Trust I dated as of
                August 25, 2003

        4.9*    Declaration of Trust of Exelon Capital Trust II dated as of
                August 25, 2003

        4.10*   Declaration of Trust of Exelon Capital Trust III dated as of
                August 25, 2003

        4.11* Form of Amended and Restated Declaration of Trust (including form of trust preferred security certificate)

        4.12*   Form of Guarantee Agreement of Exelon Corporation

        4.13* Form of Statement with Respect to Shares for Exelon Corporation preferred stock

        5.1* Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the shares of common stock, stock purchase contracts and stock purchase units, preferred stock, debt securities, subordinated debt securities and guarantees.

        5-2* Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the trust preferred securities to be issued by Exelon Capital Trust I, Exelon Capital Trust II and
                Exelon Capital Trust III.

        8.1* Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to certain federal income tax matters


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

        12.1* Statement regarding computation of ratio of earnings to fixed charges.

        23.1*   Consent of PricewaterhouseCoopers LLP.

        23.2*   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                Exhibit 5.1).

        23.3* Consent of Richards, Layton & Finger, P.A., special Delaware counsel (included in Exhibit 5.3).

        24.1*   Powers of Attorney (included on signature page).

        25.1*   Form T-1 Statement of Eligibility and Qualification under the
                Trust Indenture Act of 1939 of Chase Manhattan Trust Company,
                N.A., as trustee under the Indenture relating to debt securities.

        25.2*   Form T-1 Statement of Eligibility and Qualification under the
                Trust Indenture Act of 1939 of Wachovia Trust Company, National
                Association, as property trustee under the Amended and Restated
                Declaration of Trust.

        25.3*   Form T-1 Statement of Eligibility and Qualification under the
                Trust Indenture Act of 1939 of Wachovia Bank, National
                Association, as trustee under the Indenture relating to subordinated debt securities.

        25.4*   Form T-1 Statement of Eligibility and Qualification under the
                Trust Indenture Act of 1939 of Wachovia Trust Company, National
                Association, as guarantee trustee under the Guarantee Agreement.

     ----------------------
     * Filed herewith



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